                                                                    EXHIBIT 10.1

*** CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.



        GATEWAY TERMINAL DEVELOPMENT, PRODUCTION AND PURCHASE AGREEMENT


                                 BY AND BETWEEN


                           ASTROLINK INTERNATIONAL LLC


                                       AND


                                  VIASAT, INC.



        This Gateway Terminal Development Production and Purchase Agreement (including those Schedules and Attachments attached hereto, the "Agreement"), effective as of the Effective Date, is entered into by and between Astrolink International LLC, a Delaware corporation with offices located at 6701 Democracy Boulevard, Suite 1000, Bethesda, MD 20817 ("AIL"), and ViaSat, Inc., a Delaware corporation with offices located at 6155 El Camino Real, Carlsbad, California 92009 ("Contractor"). As used in this Agreement, "Party" means either AIL or Contractor, as appropriate, and "Parties" means AIL and Contractor. The Parties agree that the following terms and conditions shall apply to the products and services to be provided by Contractor under this Agreement in consideration of certain payments to be made by AIL.


        The Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:


1.      BACKGROUND AND OBJECTIVES


1.1     BACKGROUND.


        This Agreement is being made and entered into with reference to the following:


        (a) AIL has determined to implement a Ka-band, switched-processor payload, digital, multichannel, satellite switched networking system that utilizes ground terminals and Gateways (as defined below) satisfying the Acceptance Criteria (as defined below), and other terms and conditions of this Agreement to provide satellite telecommunications network services in various markets.

        (b) Contractor is an established and well-known global electrical engineering, manufacturing and systems integration company (together with its Subcontractors), has particular expertise in telecommunications and Gateway Terminal technology and desires to develop, produce and provide AIL with Service Provider Gateway Terminals

                                      1-1

                              ASTROLINK AND VIASAT
                     CONFIDENTIAL AND PROPRIETARY INFORMATION
               for the AIL System (as defined below) and related services as specified in this Agreement.


1.2     OBJECTIVES.


        AIL and Contractor have agreed upon certain goals and objectives for this Agreement, including the following:


        (a) Designing, developing, and manufacturing the Gateway Terminals in accordance with the terms hereof;


        (b) Bringing the Gateway Terminals, which incorporate and meet the requirements of the SOW and the Acceptance Criteria, quickly and reliably to market;


        (c) Ensuring that Contractor and Contractor's Subcontractors have in place all the research, development, manufacturing, technological and management skills necessary to design, develop, fabricate, assemble, install, integrate, support and maintain the Gateways;


        (d) Creating a contractual relationship that is flexible and highly responsive to the needs of the Parties and provides a competitive solution in light of changes in the business environment, and advances in technology and methods of using technology;


        (e) Aligning the capabilities and performance of the Gateway Terminals with the AIL System specifications, AIL's business requirements and Contractor's (including its Subcontractors') capabilities; and


        (f) Establishing Contractor as a designer and supplier of Service Provider Gateway Terminals for use with the AIL System.


1.3     CONSTRUCTION AND INTERPRETATION.


        (a) The provisions of Sections 1.1 and 1.2 are intended to be a general introduction to this Agreement and are not intended to expand the scope of the Parties' obligations under this Agreement or to alter the plain meaning of the terms and conditions of this Agreement and shall be used only as guidance to the Parties.


        (b) Terms other than those defined in this Agreement shall be given their plain English meaning, and those terms, acronyms and phrases known in the satellite telecommunications technology products and services industries shall be interpreted in accordance with their generally known meanings.


        (c) Unless the context otherwise requires, words importing the singular include the plural and vice-versa.


        (d) References to an "Article," "Section" and "Subsection" shall be references to an article, section, or subsection of this Agreement, unless otherwise specifically stated.


        (e) References to this Agreement and the words "herein," "hereof," "hereto," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or Subsection.

        (f) The Article, Section and Subsection headings in this Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Agreement.


        (g) The word "including" and words of similar import (such as "include" and "includes") mean "including, but not limited to."


        (h) A reference to "days" means calendar days, unless otherwise specifically stated in a reference.


2.      DEFINITIONS


2.1     CERTAIN DEFINITIONS.


        As used in this Agreement, the following defined terms shall have the meanings set forth below. Other capitalized terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.


        (a) "Acceptance" or "Accepted" means, with respect to any Milestone or Gateway Terminal that such Milestone or Gateway Terminal has satisfied the applicable requirements set forth in Section 6.2.


        (b) "Acceptance Criteria" means the criteria used to confirm that the Gateway Terminals, the interfaces of the Gateway Terminals with the Baseband Equipment and the Element Manager, Documentation and Services meet the requirements of the Acceptance Test Plan or the SOW as appropriate.


        (c) "Acceptance Testing" means the acceptance tests to be conducted in accordance with Section 6.2 and the procedures and timeframes set forth in the mutually agreed upon Acceptance Test Plan.


        (d) "Affiliate" means, with respect to any entity, any other entity Controlling, Controlled by or under common Control with such entity. "Affiliate" does not include any Competitor.


        (e) "AIL Background Information" means all Confidential Information and Joint Confidential Information of AIL or its licensors, in any form, furnished or made available directly or indirectly to Contractor by AIL or otherwise obtained by Contractor from AIL, including, without limitation, the SOW and AIL's market analysis, certification procedures, business model and AIL-proprietary algorithms and all Intellectual Property Rights related to any of the foregoing, developed prior to the Effective Date.


        (f) "AIL Foreground Information" means all Confidential Information of AIL or its licensors, and any Joint Confidential Information, in any form, furnished or made available directly or indirectly to Contractor by AIL or otherwise obtained by Contractor from AIL and Confidential Information jointly owned by AIL and Contractor and all Intellectual Property Rights related to any of the foregoing, developed or acquired by AIL on or after the Effective Date.

        (g) "AIL System" means the Ka-band satellites to be constructed, launched and successfully deployed in orbit together with the ground segment required to deliver broadband services, and as further described in the Statement of Work.


        (h) "ATM Switch" means the asynchronous transfer mode switch which is supplied to Contractor by AIL as CFE for integration with the Gateway Terminal.


        (i) "Baseband Equipment" or "BBE" means that portion of a Gateway that is used to perform terrestrial interworking, switching and other terrestrial networking functions. The Baseband Equipment includes the ATM Switch.


        (j) "CFE" means that equipment, data and documentation set forth in the SOW for delivery to Contractor in accordance with the SOW schedule that AIL provides for Contractor's use hereunder, and unless otherwise agreed by the Parties, in which AIL retains ownership.


        (k) "Comparable Gateway Terminals" means any Gateway Terminals developed and/or manufactured by Contractor for use with the AIL System that are substantially similar to or a derivative of the Gateway Terminals, and the associated equipment, software and documentation therefor.


        (l) "Competitor" means a provider of a substantially comparable geosynchronous Ka-band, switched processor satellite system that provides services substantially comparable to those offered over the AIL System.


        (m)    "Contract Year" means any calendar year during the Term hereof.


        (n) "Contractor Background Information" means all Confidential Information and Joint Confidential Information of Contractor or its licensors (excluding AIL's Confidential Information), in any form, furnished or made available directly or indirectly to AIL by Contractor or incorporated in or otherwise necessary to use or maintain the Gateways and Comparable Gateways, including the related Intellectual Property Rights.


        (o) "Contractor-Certified Installer" means a third party installer of Gateway Terminals of AIL's choice that has been trained and certified by Contractor using procedures which Contractor follows for such certifications under similar commercial conditions, in accordance with reasonable standards set forth by Contractor.


        (p) "Contractor Foreground Information" means the Confidential Information (and the Intellectual Property Rights appurtenant thereto) developed by Contractor hereunder and any Joint Confidential Information developed hereunder or acquired by Contractor after the Effective Date, which shall not include any AIL Confidential Information or any Contractor Background Information.


        (q)    "Contractor Personnel" means employees of Contractor, including
               (i) any temporary-duty personnel and Key Contractor Personnel, and (ii) Contractor's Subcontractors performing under this Agreement.


        (r) "Control" and its derivatives means with regard to any entity (i) the legal or beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock of such entity ordinarily having voting rights or (ii) the management control over such entity.


        (s) "Dead on Arrival" means where any Gateway Terminal or component thereof is inoperative or fails to operate in accordance with the SOW at the time it is initially installed or fails to so operate during the *** period immediately following such initial installation, excluding any Gateway Terminal or component failure to the extent caused by damage during shipping or installation (if such installation is not performed by Contractor or a Contractor-Certified Installer).


        (t) "Defect" or "Defective" means any failure of a Gateway Terminal, including any components thereof, to operate in conformance with the SOW and applicable Standards.


        (u)    ***


        (v) "Documentation" shall include specifications, manuals, programmatic and test plans and procedures, reports, minutes and other media and documents pertaining to the performance, installation, training, use, operation and maintenance of each Gateway Terminal, all of the above as set forth or referenced in the SOW.


        (w) "Effective Date" means the date that this Agreement is executed by the Parties.


        (x) "Element Manager" or "EM" means that portion of a Gateway that provides consolidated control and status capabilities of the Gateway.


        (y) "Equipment" means the ground-based hardware, cabling, spare or replacement parts for Gateways and other non-Software components associated with the Gateway Terminals that may be purchased by AIL from Contractor under this Agreement.


        (z) "Firmware" means the computer programs that are stored in machine executable form within non-volatile memory and operate embedded processes within the equipment.


        (aa) "Gateway" means a major satellite earth station that operates with an AIL satellite on a designated gateway beam that is used
               (i) to interface the AIL network with a local terrestrial network (including a larger number of users), (ii) to provide high throughput of data, (iii) to support the management of its associated customers and (iv) to support AIL's regional network control center in the management of AIL System resources. A Gateway means *** Gateway consisting of Baseband Equipment (including the ATM Switch), an Element Manager and Gateway Terminal.


        (bb) "Gateway Support Facility" means the diagnostic and repair facility for Gateways established by Contractor pursuant to
               Section 14.2 for the Gateway Terminals and located at Contractor's facility (Atlanta facility for baseline pricing-other options under study).


        (cc) "Gateway Terminal" means that portion of a Gateway that translates RF (radio frequency) to and from the ATM Switch and performs the TCP PEP functions and as further defined in the SOW, that is designed, developed and/or manufactured in accordance with the SOW and applicable Standards for use with the AIL System and the associated Equipment, Software and Documentation, as updated, revised or improved from time-to-time and provided by Contractor to AIL or its Service Providers.

        (dd) "Initial Warranty Period" means the first to occur of (i) *** following installation of a Gateway Terminal at a Gateway site by a Contractor-certified Installer or (ii) *** from the date of delivery of a Gateway Terminal to AIL or a Service Provider.


        (ee) "Intellectual Property" means patents, copyrights, Confidential Information, Marks, know-how, trade secrets, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law and other similar intellectual or industrial property.

        (ff) "Intellectual Property Rights" means any and all rights in and with respect to patents, copyrights, Confidential Information, rights in Marks, know-how, trade secrets, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, and other similar rights or interests in intellectual or industrial property and all registrations and applications for registration therefor.

        (gg) "Joint Confidential Information" means (A) information that has been developed pursuant to Section 10.4(c)(iii); and (B) information that has been independently developed, licensed or otherwise acquired by each Party without breach of this Agreement, and excluding Confidential Information of a Party that is provided to the other Party or its agents or Subcontractors hereunder, that would qualify as Confidential Information of each Party, but for the exclusions to Confidential Information set forth in Subsections 15.3(c)(i)(3), (4) or (5) below.


        (hh) "Lien" means any lien (including subcontractor and other mechanic liens), imperfection in title, security interest, claim, charge, restriction or other encumbrance.


        (ii)   ***


        (jj)   ***


        (kk) "Losses" means all costs, expenses, liabilities and damages reasonably incurred and payable under any settlement, litigation or final judgment, and all related reasonable costs and expenses, including legal fees and disbursements and costs of investigation, expert fees, fines, interest and penalties.

        (ll) "Mark" means any trademark, service mark, trade name, domain name, logo or other indicia of source or origin of a product or service.


        (mm) "Milestone Payment" means a payment made by AIL to Contractor in accordance with Section 14.2(e) below upon Acceptance by AIL of the corresponding Milestone.


        (nn)   "Milestone and Payment Schedule" has the meaning given in Section
               5.4 and is attached hereto as Schedule 1.


        (oo)   ***


        (pp) "Order" means a purchase order issued to Contractor for the purchase of Gateway Terminals.

        (qq) "Preproduction Gateway Terminals" means the *** Gateway Terminals delivered in accordance with the Milestone and Payment Schedule that provides a single thread RF-to-ATM and TCP PEP, as described in the SOW.


        (rr) "Prime Rate" means the rate identified as the prime rate offered by The Chase Manhattan Bank (or its successor), as published in the Wall Street Journal from time to time.


        (ss) "Production Gateway Terminals" means a Gateway Terminal produced by Contractor following AIL's Acceptance of the Prototype Gateway Terminals and the Preproduction Gateway Terminals for use by AIL or a Service Provider with the AIL System.


        (tt) "Prototype Gateway Terminal" means a non-Redundant, ***Gateway Terminal described in the SOW delivered in accordance with the Milestone and Payment Schedule that provides a single thread RF-to-ATM.


        (uu) "Purchase Price" means the price of a Gateway Terminal to AIL and its Service Providers, FOB Contractor's designated site, as set forth in Section 13.2 for the Purchase Commitment and Schedule 2 attached hereto (as may be amended by mutual agreement of the Parties to include pricing for various Gateway options and Services) for additional Gateway Terminals Ordered hereunder.


        (vv)   ***


        (ww)   "Redundancy" shall have the meaning set forth in the SOW.


        (xx) "Service Provider" means entities that pursuant to written agreement with AIL own and/or operate the Gateways or Comparable Gateways with the AIL System and other related software and equipment, and that may purchase Gateway Terminals from Contractor.


        (yy) "Services" means (i) the services provided by Contractor pursuant to this Agreement, and (ii) services described in any Order, and
               (iii) any services not specifically described in (i) or (ii) that are required or appropriate for the proper performance and provision of those services described in (i) or (ii).


        (zz) "Software" means the machine readable computer code used to instruct a processor to perform a task or series of tasks in object code form, including Firmware, files, databases, interfaces, documentation and other materials related thereto) necessary to make the Gateway Terminals achieve applicable requirements of the SOW, which computer code shall be supplied and licensed by Contractor to AIL for use pursuant to this Agreement (including any third party Software sublicensed by Contractor hereunder), as such Software is revised, updated, corrected and enhanced from time-to-time and provided to AIL pursuant to this Agreement.


        (aaa) "Source Code" means the human readable code written in a high level language, including source code listings as then commented, system and program flowcharts, and such other components, programs and documents to fully utilize, modify and maintain the Software consistent with standards set forth herein, including all necessary support routines, all of which, where applicable, shall be on media able to be read and processed.

        (bbb) "Specifications" means those functional, performance and other requirements and documents set forth or referenced (as applicable) in the Statement of Work, as may be amended from time to time.


        (ccc)  "Standards" shall have the meaning set forth in the SOW.


        (ddd) "Statement of Work" or "SOW" means the document attached hereto as Schedule 4, which shall include by this reference all documents, specifications and tables, including without limitation the Specifications, contained therein and referenced thereby, as may be amended from time to time by mutual agreement of the Parties.


        (eee) "Subcontractor" means those contractors, consultants, suppliers and providers used by Contractor under this Agreement.


        (fff) "TCP PEP" means equipment providing the performance enhancing protocol that is used to enhance the performance of using transmission control protocol over a satellite link.


        (ggg) "Technical Materials" means the technical, engineering and design information and specifications relating to the Gateway Terminals, whether written or non-written, including Source Code, Software, Software specifications, functional specifications, interface specifications, hardware and circuit diagrams, mask works, schematic diagrams, vellums, third party supplier information (including name, address, and part numbers), and associated documentation, in reasonable detail sufficient to permit AIL or its designees to manufacture, support, maintain and procure Gateway Terminals as permitted hereunder.


        (hhh) "Termination Date" means the date that this Agreement is terminated by a Party in accordance herewith.


        (iii)  "United States" or "U.S." means the United States of America.


        (jjj) "Virus" means: (i) program code, programming instruction or set of instructions intentionally constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files or operations; or (ii) other code typically designated to be a virus (including worms, Trojan horses and similar items).


        (kkk) "Warranty" means any of the representations, covenants and warranties set forth in this Agreement.


        (lll) "Warranty Period" means the Initial Warranty Period and all Extended Warranty Periods for any Gateway Terminals.


        (mmm) "Year 2000 Compliant" means the ability of Gateway Terminals, when used in accordance with its associated documentation, to be capable of correctly and unambiguously processing, recognizing, providing, recording and receiving date data within and between the twentieth and twenty-first centuries, including proper identification of the century and leap years, without resulting in or causing logical or mathematical inconsistencies, processing errors, loss of functionality or performance or other failures.

2.2     OTHER TERMS.


        Other terms used in this Agreement are defined in the context in which they are used and have the meanings there indicated. A cross-reference for such terms is set forth below:

               ----------------------------------------------------------------
               DEFINED TERM                                   LOCATION
               ----------------------------------------------------------------
               Acceptance Test Plan                           Section 6.2(a)
               ----------------------------------------------------------------
               AIL Contract Manager                           Section 12.2
               ----------------------------------------------------------------
               AIL-proposed Change                            Section 12.2(a)
               ----------------------------------------------------------------
               AIL Purchase Commitment                        Section 8.1
               ----------------------------------------------------------------
               Annual Forecast                                Section 8.2
               ----------------------------------------------------------------
               Confidential Information                       Section 15.3(a)
               ----------------------------------------------------------------
               Contractor Program Manager                     Section 12.4(a)
               ----------------------------------------------------------------
               Development License                            Section 10.1(a)
               ----------------------------------------------------------------
               ***
               ----------------------------------------------------------------
               Disabling Code                                 Section 18.10
               ----------------------------------------------------------------
               Early Default                                  Section 5.6
               ----------------------------------------------------------------
               Escrow Agreement                               Section.10.6(a)
               ----------------------------------------------------------------
               Escrowed Material                              Section 10.6(a)
               ----------------------------------------------------------------
               Excusable Delay                                Section 20.4
               ----------------------------------------------------------------
               Extended Warranty Period                       Section 11.3(b)
               ----------------------------------------------------------------
               Final Statement                                Section 22.2(c)
               ----------------------------------------------------------------
               Force Majeure Event                            Section 20.3(a)
               ----------------------------------------------------------------
               Gateway Terminal IP                            Section 22.3(a)
               ----------------------------------------------------------------
               Initial Payment                                Section 14.1
               ----------------------------------------------------------------
               Initial Term                                   Article 4
               ----------------------------------------------------------------
               Key Contractor Personnel                       Section 12.5(a)
               ----------------------------------------------------------------

               Long Lead Kit                                  Section 8.3(b)
               ----------------------------------------------------------------
               Material Subcontract                           Section 12.9(b)
               ----------------------------------------------------------------
               Material Subcontractor                         Section 12.9(b)
               ----------------------------------------------------------------
               Milestone                                      Section 5.4
               ----------------------------------------------------------------
               Milestone Date                                 Section 5.4
               ----------------------------------------------------------------
               Notice of Election                             Section 19.4
               ----------------------------------------------------------------
               On-Site Representative                         Section 12.10
               ----------------------------------------------------------------
               Permit                                         Section 5.7
               ----------------------------------------------------------------
               Pre-prepared Site                              Section 9.3(a)
               ----------------------------------------------------------------
               Production Acceptance Test Plan                Section 6.2(b)(ii)
               ----------------------------------------------------------------
               ***
               ----------------------------------------------------------------
               Purchase Commitment                            Section 8.1
               ----------------------------------------------------------------
               Quality Assurance Program                      Section 6.4
               ----------------------------------------------------------------
               Release Conditions                             Section 10.6(a)
               ----------------------------------------------------------------
               Replacement Vendor                             Section 22.3
               ----------------------------------------------------------------
               Scheduled Delivery Date                        Section 8.5
               ----------------------------------------------------------------
               Service Provider Terms                         Section 8.4
               ----------------------------------------------------------------
               Term                                           Article 4
               ----------------------------------------------------------------
               Termination/Expiration Assistance              Section 22.4
               ----------------------------------------------------------------
               Updated Forecast                               Section 8.2
               ----------------------------------------------------------------



3.      SCOPE AND STRUCTURE


3.1     GENERAL SCOPE.

        This Agreement (including the SOW and other schedules hereto) provides the terms and conditions under which Contractor will design, develop, document, test, manufacture, deliver and support the Gateway Terminals to AIL and its Service Providers, and under which AIL and its Service Providers may purchase Gateway Terminals and Services from Contractor for use with the AIL System, including Services associated with the Warranty Period. For Services not included within the pricing hereunder and to be performed outside the U.S., Contractor shall provide Services on a country-by-country basis, as requested by AIL, at commercially reasonable rates.


3.2     UNIQUE REQUIREMENTS.


        The Parties acknowledge and agree that AIL has unique requirements and Contractor has solutions regarding the Gateway Terminals and Services to be provided by Contractor hereunder. In this regard, to the extent not already provided for in this Agreement, the Parties agree to negotiate in good faith in accordance with the procedures provided in Sections
        12.1 and 12.2 hereof to provide the maximum flexibility in meeting AIL's particular Gateway and Service requirements, as proposed by AIL during the Term.


3.3     COORDINATION WITH AIL PROJECT TEAMS.


        Contractor agrees, as a part of the work under this Agreement and the support hours set forth in Section 14.2, to coordinate with other members of AIL's integrated product team to accomplish the work set forth in the SOW to support the development and fielding of a fully functional AIL System. Contractor acknowledges that it bears the responsibility to design and construct Gateway Terminals and to provide the interfaces for each Gateway Terminal to the Element Manager and Baseband Equipment in accordance with the SOW. If Contractor becomes aware of any material information during the Term which differs from such information provided to Contractor under this Agreement, Contractor shall promptly notify AIL in writing.


3.4     NON-EXCLUSIVITY.


        (a) It is expressly understood and agreed that other than the purchase commitments made by AIL in Sections 8.1 and 8.2 hereunder, this Agreement does not require AIL to purchase or order any Gateway Terminals, including any components thereof, or Services from Contractor and does not grant to Contractor an exclusive privilege to sell or otherwise provide to AIL or its Service Providers any or all of the Gateway Terminals, including any components thereof or Services of the type described in this Agreement.


        (b) Contractor agrees that purchases by AIL under this Agreement shall not require AIL to continue any level of such purchases, except as expressly provided herein. AIL assumes no liability for Gateway Terminals or Services produced, processed, rendered or shipped in excess of the amounts specified in an Order submitted pursuant to this Agreement. Estimates or forecasts furnished by AIL or its Service Providers to Contractor shall not constitute commitments of any kind.


        (c) Notwithstanding the foregoing, during the Term, to the extent that AIL requires additional Gateway Terminals of similar functionality to those described in this Agreement (including the SOW) beyond the Purchase Commitment, and Contractor is materially performing its obligations hereunder to AIL's reasonable satisfaction (and Contractor can fulfill AIL's additional requirements for Gateway Terminals), AIL will order such additional Gateway Terminals from Contractor through the earlier to occur of the placement of orders for 24 Gateway Terminals (without cancellation of such orders), or the termination or expiration of this Agreement.

4.      TERM


        The term of this Agreement shall begin upon the Effective Date and shall expire December 31, 2007 (the "Initial Term"), unless earlier terminated or extended in accordance with this Agreement. Prior to the expiration of the Initial Term, the Parties may agree to extend the term of this Agreement, upon mutually agreeable terms, in three (3) year renewal periods. The Initial Term, as earlier terminated or extended, shall be known as the "Term".


5.      GATEWAY TERMINAL DEVELOPMENT


5.1     AIL RESPONSIBILITIES.


        The Parties have agreed to the SOW, which describes the Gateway Terminals, including interface specifications for the Gateway and the AIL System. AIL shall deliver the CFE specified in the SOW in accordance with the schedule set forth therein. AIL agrees to provide such other AIL Background Information and AIL Foreground Information to Contractor, as set forth in Section 10.1, as may be reasonably required for Contractor to perform its obligations hereunder.


5.2     CONTRACTOR RESPONSIBILITIES.


        Contractor shall be responsible for the performance of the work described in the SOW (including such work implied therein, incidental to and reasonably required for the proper provision of such work), and shall perform such work in accordance with the SOW and this Agreement, for the design, development and production of Gateway Terminals.


5.3     USE OF PROTOTYPE GATEWAY TERMINALS.


        AIL shall make the Prototype Gateway Terminal available to Contractor as CFE one (1) month following Acceptance of the Preproduction Gateway Terminal for use in Contractor's Gateway Support Facility during the Term. Upon expiration or termination of the Agreement, Contractor will make available the Prototype Gateway Terminal to AIL for AIL to pick up at Contractor's facility in its then-current configuration and condition which would include normal wear and tear, any refurbishment and use for various test functions, among other things. Ownership of the Prototype Gateway Terminal shall remain with AIL.


5.4     MILESTONE AND PAYMENT SCHEDULE.


        The Parties have agreed upon a detailed critical milestone schedule and payment plan (the "Milestone and Payment Schedule") based on the SOW, attached as Schedule 1. Contractor will satisfy the applicable Acceptance Criteria for all milestones set forth in the Milestone and Payment Schedule, including achieving the milestones (each, a "Milestone") within the corresponding dates set forth therein (each, a "Milestone Date").


5.5     FAILURE TO ACHIEVE MILESTONES.


        If (i) Contractor fails to achieve, or (ii) AIL has a reasonable basis to believe Contractor will be unable to achieve, a Milestone by the corresponding Milestone Date, (1) Contractor will be required to develop a correction plan demonstrating Contractor can recover from Contractor's failure to achieve such Milestone and present said plan to AIL within ten (10) business days after AIL's request for such a correction plan;
        (2) the Parties will work in good faith to devise a plan of action to achieve the Milestone by the specified Milestone Date or arrive at a mutually acceptable revised schedule (which schedule shall not affect *** as provided in Section 5.6 below) within ten (10) business days after AIL's receipt of Contractor's plan; and (3) Contractor's performance will be measured against the schedule in such plan of action. If the Parties fail to arrive at a mutually acceptable revised schedule within ten (10) business days after AIL's receipt of Contractor's correction plan or if Contractor fails to make adequate progress towards the agreed revised schedule, AIL may at its sole discretion terminate this Agreement for Cause in accordance with Section 22.1(a) hereof if the breach is not cured during the applicable period *** for such breach as provided below.


5.6     FAILURE TO MEET DEVELOPMENT MILESTONE DATES; ***.


        (a) Failure to Meet Development Milestone Dates. Contractor acknowledges that time is of the essence with respect to the Milestone Dates and timely delivery and implementation of the Gateway Terminals. If Contractor fails to meet the Milestone Date for Milestone 4 *** or Milestone 7 ***, except in the case of Excusable Delay, AIL will incur substantial damages which are and will be difficult to determine. Such failure will be considered an "Early Default". Upon such occurrence of an Early Default, AIL will be entitled to terminate this Agreement for Cause as provided in Section 22.1(a).


        (b) ***Following a fifteen (15) day grace period and subject to Excusable Delay, Contractor ***

5.7     PERMITS.


        Contractor shall, at Contractor's expense, identify, procure and maintain throughout the Term all applicable federal, state, county, local and foreign licenses, approvals, inspections, permits and certificates (collectively, "Permits") necessary to perform its obligations under this Agreement, including all export and import Permits and excluding all Permits related solely to the installation of Gateway Terminals and Gateways. In the event that AIL requests Contractor to obtain any Permits on AIL's behalf, AIL shall reimburse Contractor for the fees paid by Contractor for such Permits and for any associated work performed to obtain such Permits, in accordance with the time and material rates set forth in Schedule 9. AIL will provide Contractor with reasonable assistance in procuring and maintaining such Permits. Notwithstanding the foregoing, AIL shall be responsible for procuring and maintaining those export and other applicable Permits required for the export of technical data and other information related to AIL's satellites and the provision of the services offered through the AIL System. Contractor will provide AIL reasonable assistance in procuring and maintaining such Permits.


6.      ACCEPTANCE AND PRODUCTION


6.1     CONTRACTOR RESPONSIBILITIES.


        Contractor shall be responsible for timely performing and shall perform the Production Work in accordance herewith. The "Production Work" is the work described in the SOW and herein, as the case may be, for the manufacturing and delivery of Gateway Terminals, including production setup, production cycle, software support, drawings and documentation, quality program (including product assurance program, parts management, materials and processes management, and test and material discrepancy reviews), logistics, training, manuals and operations support (including such work implied in the SOW, incidental thereto and reasonably required for the proper provision of such work).


6.2     ACCEPTANCE TESTING.


        (a) Acceptance of Development Deliverables. Acceptance of deliverable items required by the SOW shall be in accordance with the following:


               (i) For the Prototype Gateway Terminal and Preproduction Gateway Terminal, Contractor shall provide an Acceptance Test Plan to AIL for approval prior to scheduled commencement of testing, as set forth in the SOW. Contractor shall be obligated to conduct acceptance tests in accordance with the approved Acceptance Test Plan which demonstrate that the deliverable item meets the SOW, the Acceptance Criteria and applicable Standards. Each such Acceptance Test Plan shall include the scope, schedule, test equipment, Acceptance Criteria, the parameters to be tested, and the definition of successfully achieving the test and failing the test, as well as other mutually agreed-upon parameters. Testing results must be based on objective criteria.


               (ii) Prior to the scheduled delivery date of the Prototype Gateway Terminal as set forth in the SOW or as otherwise agreed by the Parties, AIL shall provide to Contractor, as CFE for Acceptance Testing of the Prototype Gateway Terminal and the Preproduction Gateway Terminal, a standard ATM Switch and an Element Manager as described in the SOW, for use in the Gateway Support

                      Facility during the Term. Using the support hours set forth in Section 14.2, Contractor shall develop an integration control document as specified in the SOW ("ICD") for the ATM Switch and Contractor shall provide to AIL at Milestone 3 (CDR) the recommended ICD for the ATM Switch and the date the ATM Switch is required to be delivered to Contractor. AIL shall arrange on-site support for Contractor at its design facility by the switch manufacturer as described in the SOW.


               (iii) For deliverable items which are not equipment or software, such as Documentation, and design reviews, AIL will base Acceptance upon content of the deliverable meeting the applicable requirements delineated in the SOW.


               (iv) For each Acceptance test performed above, Contractor shall provide reasonable notice to AIL (as provided in the SOW) of the date of performance of each Acceptance test so that an AIL designated representative can attend and witness each Acceptance test. AIL's designated representative shall have the opportunity to attend and observe each Acceptance test, unless AIL waives such right in writing. Upon the completion of each Acceptance test, Contractor shall provide to AIL's representative written test results and, if applicable, a statement that the Gateway Terminal has passed the applicable Acceptance Tests (the "Acceptance Test Report"), which AIL's representative either shall approve by signing such report or shall disapprove by not signing such report. If AIL's representative approves and signs an Acceptance Test Report, then the Gateway Terminal so tested shall be deemed to be Accepted hereunder. If AIL's representative does not approve an Acceptance Test Report, Contractor shall remedy any deficiency in the Gateway Terminal and retest the applicable Gateway Terminal, at no charge to AIL. If Contractor disputes in good faith AIL's refusal to approve any Acceptance Test Report, the Parties shall meet to discuss the Acceptance tests and Acceptance Test Report, and the Parties shall resolve such dispute in accordance with Section 21.


        (b)    Acceptance of Production Gateway Terminals and Optional Priced
               Items.


               (i) First Article Acceptance Testing. Prior to Scheduled Delivery Date of the First Article Gateway Terminal unit (as defined in the SOW), Contractor shall provide a First Article Gateway Terminal Acceptance Test Plan to AIL for approval. Contractor shall be obligated to conduct acceptance tests which demonstrate that the First Article Gateway Terminal unit meets the SOW, the Acceptance Criteria and applicable Standards. The Acceptance Test Plan shall include the scope, schedule, test equipment, Acceptance Criteria, the parameters to be tested, and the definition of successfully achieving the test and failing the test, as well as other mutually agreed-upon parameters. Testing results must be based on objective criteria. The Acceptance Test Plan for the First Article Gateway Terminal unit shall demonstrate full compliance with the applicable provisions of the SOW.


               (ii) Production Acceptance Testing. At the Production Readiness Review, Contractor shall present, for AIL approval, the proposed Acceptance Test Plans for Production Gateway Terminals after the First Article Gateway Terminal and for Optional Priced Items in Schedule 2 (the "Production Acceptance Test Plan"). Contractor shall be obligated to conduct acceptance tests that demonstrate that each Production Gateway Terminal or Optional Priced Item meets the SOW, Acceptance Criteria and applicable Standards. The Production Acceptance Test Plan shall include the scope, schedule, test equipment, Acceptance Criteria, the parameters to be tested, and the definition of successfully achieving the test and failing the test, as well as other mutually agreed-upon parameters. Testing results must be based on objective criteria. Contractor shall demonstrate that each Gateway Terminal complies with the Acceptance Criteria in the approved Production Acceptance Test Plan and the applicable provisions of the SOW.


               (iii) Acceptance of Production Gateway Terminals. For each Acceptance test performed in accordance with the approved Production Gateway Terminal Acceptance Test Plan on subassemblies identified in such Acceptance Test Plan, Contractor shall provide reasonable notice to AIL (as provided in the SOW) of the date of performance of each such Acceptance test so that an AIL designated representative can attend and witness each such Acceptance test. AIL's designated representative shall have the opportunity to attend and observe each such Acceptance test, unless AIL waives such right in writing. Upon the completion of all Acceptance tests, Contractor shall provide to AIL test results and a certification that the Gateway Terminal has passed the applicable Acceptance Tests. The Gateway Terminal will be deemed Accepted by AIL after review of the certification and associated data which will be accomplished by AIL promptly after receipt of such certification and associated data. If after review, AIL in its reasonable discretion considers that the Acceptance Criteria have not been met, AIL will promptly notify Contractor and the Parties shall meet and confer to agree on any corrective action and re-testing required to be successfully performed in order to achieve Acceptance. Such corrective action and re-testing, if required, shall be performed by Contractor at no additional charge to AIL. If Contractor disputes in good faith AIL's refusal to grant Acceptance, the Parties shall meet to discuss the disputed Acceptance, and if unable to reach mutually satisfactory resolution, the Parties shall resolve such dispute in accordance with Section 21.


6.3     ACCEPTANCE TESTING FAILURES, CURE PERIODS AND REMEDIES.


        (a) For Development Deliverables. Problems and Acceptance test failures of development deliverables are to be resolved in accordance with the SOW.


        (b) For Production Gateway Terminals. Gateway Terminals that fail testing in accordance with the Production Acceptance Test Plan will be rejected by AIL. Contractor shall not deliver or ship such Gateway Terminals and Contractor will not be entitled to receive payment for such Gateway Terminals until Contractor corrects all items which failed and successfully completes a repeat Production Acceptance Test.


        (c) AIL System Deficiencies. In the event that Acceptance Testing of the Gateway Terminal (including Prototype Gateway Terminal and the Preproduction Gateway Terminal) with the AIL System demonstrates that the AIL System does not provide the functionality and performance required by AIL in the SOW, notwithstanding that such deficiency is not the result of a Defect in the Gateway Terminals, the applicable provisions of the SOW or the Gateway Terminal design documentation, Contractor shall cooperate with AIL to implement, on an accelerated basis, adjustments and modifications to the design and production of the Gateway Terminals to achieve the required functionality and performance. Such actions may include retrofits, accelerated second-generation design and production and such other means as may be required to produce the required functionality and performance in the most expeditious and cost-effective manner. The Parties will agree to a reasonable basis for compensating Contractor for performance of such activities.


6.4     QUALITY ASSURANCE.


        Prior to the start of production of Gateway Terminals, the Parties shall develop and agree upon a written quality assurance program and procedures (the "Quality Assurance Program"), and Contractor shall implement such Quality Assurance Program to produce Gateway Terminals, such that the Gateway Terminals perform and associated Services are consistently performed in accordance with the terms of this Agreement and at a level consistent with generally accepted best industry standards and practices. Contractor shall maintain compliance with the ISO 9001 series approach to quality in the performance of its obligations under this Agreement. If Contractor fails to implement or follow the Quality Assurance Program, Contractor agrees that AIL may require Contractor to cease production of Gateway Terminals until Contractor meets the requirements of the Quality Assurance Program. If prior to the expiration of the Initial Warranty Period AIL reasonably believes that the quality of the Gateway Terminal has diminished or that the Gateway Terminals do not comply with the applicable provisions of the SOW or applicable Standards, AIL will provide written notification to Contractor reasonably describing the problem and Contractor will investigate the problem and report its findings and conclusions to AIL in writing. If the Parties determine that a problem exists, Contractor agrees to develop and implement a corrective action plan to resolve the problem. If the Gateway Terminals do not comply with the applicable Standards solely due to constraints of the AIL System, the Parties will work together to determine if the Gateway Terminals can be modified to meet the applicable Standards, in accordance with Section 12.3(b) below. If the Gateway Terminals cannot be modified to comply with the applicable Standards, or if the Parties elect not to modify the Gateway Terminals to meet such Standards, Contractor shall not be responsible for meeting the Standards to the extent that the AIL System causes the non-compliance.

6.5     CERTIFICATION.


        Upon Contractor's satisfactory completion of the First Article Gateway Terminal Acceptance Test, including a written statement provided by Contractor to AIL certifying the compliance of the Gateway Terminals with the SOW, AIL shall certify Contractor as an AIL-certified supplier of Gateway Terminals. In addition, as set forth below, Contractor shall submit for AIL's approval (which shall not be unreasonably withheld or delayed) all Software, Software Updates and other Gateway Terminal upgrades and updates produced by Contractor or any Subcontractor for use in or with the Gateways or Comparable Gateways. All such Software, Software Updates and other Gateway Terminal upgrades and updates must meet the SOW without adverse effect to the Gateways or the AIL System. At least thirty (30) days prior to introduction of enhancements, including hardware, software, or changes to recommended operating and installation practices, Contractor shall provide AIL a request for an updated certification detailing the requested change and defining any testing required to ensure compatibility. If Contractor asserts that no testing is required due to the nature of the change, AIL may request testing if it has a reasonable doubt as to the assertion, and Contractor will perform testing as required to reasonably satisfy AIL's concerns. If Contractor has defined test requirements, the change request will include a test report on tests which Contractor has conducted to ensure that the Gateway Terminals will interwork with the AIL System, will not harm the AIL System, and will not contain defects which adversely affect performance for AIL or Service Providers. At AIL's request, Contractor shall loan on a limited time basis to AIL such proposed software or a limited quantity of sample hardware for AIL's own use in testing. Throughout the above certification process, AIL shall perform its obligations in a reasonably timely manner, without unreasonable delay.


6.6     MANUFACTURING CAPACITY REQUIREMENTS.


        Contractor will at all times during the Term (except in the case of Excusable Delay, or pursuant to Section 13.2(b), maintain the capacity and capability to manufacture and timely deliver each Gateway Terminal and related optional items ordered by AIL or Service Providers hereunder in accordance with the Annual Forecast and Updated Forecast set forth in
        Section 8.2 and in accordance with Section 8.3(b), up to a maximum of two (2) Gateway Terminals in any thirty (30) day period.


6.7     ***

        (a) For each Production Gateway Terminal scheduled for delivery through ***, Contractor will ***


        (b) Notwithstanding the requested hardware delivery date per Section 8.5(a) and provided that two (2) Production Gateway Terminals each having a capability equivalent to the Pre-production Gateway Terminal are provided to AIL by the requested delivery date to support Alpha testing with the satellite, the required date of delivery of each of the first two (2) Production Gateway Terminals (for this clause) is the date specified by AIL for final Acceptance of such Gateway Terminal (including the production Modem Interworking Units) which shall not be required to be earlier than ***. In the event Contractor needs to install retrofits to either of the first two production Gateway Terminals, such retrofits shall be accomplished and tested to AIL's reasonable satisfaction prior to the commencement of commercial service using such Gateway(s). In addition, for purposes of this *** clause, a delay in satellite launch will constitute a period of Excusable Delay applicable to the Production Gateway Terminals scheduled for delivery through ***, which shall not exceed the lesser of (i) the actual delay in the satellite launch date, or (ii) 60 days in the Scheduled Delivery Date. In the event of Excusable Delay, the *** provisions set forth above will apply for each day that such

               Gateway Terminal is not delivered after the last day of the Excusable Delay to the date of actual delivery.


        (c) For each Production Gateway Terminal scheduled for delivery on or after ***, Contractor will ***


        (d)    For Gateway Terminals ordered pursuant to Section 8.3(b), ***


        (e) Notwithstanding (a), (b) and (c) above, if AIL requests that a Gateway Terminal be delivered in less than *** after receipt of the applicable Order by Contractor and Contractor accepts such order or proposes an alternate delivery date sooner than *** after Contractor's receipt of the Order that is acceptable to AIL*** shall apply to such Gateway Terminal until the day following *** after receipt of the applicable Order, except for Orders placed in accordance with Section 8.3(b).


        (f)    ***


        (g) Notwithstanding the ***hereunder, if Contractor commits a material breach of Section 8.5, AIL may terminate this Agreement in accordance with Section 22.1(a) and cancel its outstanding Orders in accordance with Section 8.6 (without incurring cancellation payment liability). If AIL so terminates this Agreement for Contractor's material breach of Section 8.5, AIL shall be entitled to have the work completed by another party or parties.


6.8 SPARE PARTS.


Contractor shall use reasonable commercial efforts to ensure that spare parts can be procured for the Gateway Terminals for the life of the AIL System or the Term, whichever is sooner. At Milestone 3 ***Contractor will provide a list of recommended spares with then-current pricing and delivery, reasonably adequate to maintain all Gateway Terminals, including depot-level support of on-site spares by AIL or Service Providers. Such recommended spares shall take into account delivery times for limited source and long-lead items. Provided AIL and Contractor enter into a separate Maintenance Contract, Contractor shall inventory various spare parts recommended by Contractor and procured from Contractor by AIL at mutually agreed upon prices for the spare parts and the storage costs. Periodically, the Parties will meet to review Contractor's spare parts inventory levels. Contractor will sell spare parts to AIL and/or its Service Providers on commercially reasonable terms and prices. Spare parts that are in-stock at the Contractor's storage facility shall be delivered by Contractor for shipment to the location designated by AIL or a Service Provider within forty-eight (48) hours from the time Contractor is notified in writing of the need for the spare part. Except as provided in Section 11.3(a), AIL or a Service Provider shall pay for the spare part and shipment, customs, duties and taxes of spare parts to AIL or such Service Provider.


7.      BRANDING


7.1     GATEWAY TERMINAL MARKINGS.


        The Marks under which the AIL System and the AIL service are offered shall be in AIL's sole and absolute discretion, provided such Marks do not conflict with any of Contractor's Marks. Contractor shall affix to each Gateway Terminal the AIL Mark, in a form and location as designated by AIL. The Parties agree to enter into appropriate royalty-free, Mark licensing agreements in furtherance of the foregoing. Unless otherwise mutually agreed, the Gateway

        Terminals shall be "co-branded" with the respective Marks of AIL and Contractor, subject to reasonable written approval of each Party as to how its brand is used. "Co-branding" means the Gateway Terminals will be marketed, promoted, advertised and sold with such Marks in ways that maintain the identity of the Marks of AIL and Contractor, respectively. The Marks of either Party may be used by the other Party on a royalty-free basis; provided, however, that the Party owning the Mark shall have prior written approval for each form of use of its Mark(s) and the Marks may be used only in connection with the AIL System services and the Gateways.


8.      FORECASTS AND ORDERING


8.1     AIL PURCHASE COMMITMENT.


        AIL hereby commits to Contractor that, pursuant to a delivery schedule mutually agreed upon by the Parties, that AIL and Service Providers shall purchase and Contractor shall deliver a number of Gateway Terminals equal to the Purchase Commitment for delivery between ***and ***. The "Purchase Commitment" means any of the following combinations of ***:


        (a)    ***Gateway Terminals, or


        (b)    ***Gateway Terminals, or


        (c)    ***Gateway Terminals, or


        (d)    ***Gateway Terminals.


        By no later than ***, AIL shall provide Contractor in writing with its choice of the configuration of the Purchase Commitment from one of the options set forth above.


8.2     INITIAL, ANNUAL AND UPDATED FORECASTS.


        By ***, AIL will provide its initial forecast for Gateway Terminals to be delivered ***, including the number of Gateway Terminals forecasted to be purchased in each calendar quarter and the requested delivery dates therefor (the "Initial Forecast"). The Initial Forecast shall include no more than (a) *** Gateway Terminals for scheduled delivery ***, and ***Gateway Terminals for scheduled delivery ***At least ***Gateway Terminals or, where the Purchase Commitment contains ***Terminals, ***shall be scheduled for delivery prior to ***thereafter ***, AIL will provide an annual forecast to Contractor for the number of Gateway Terminals to be delivered in the ***following Contract ***and the requested delivery dates (the "Annual Forecast"). ***AIL will provide to Contractor an update of its Annual Forecast to cover the four
        (4) calendar quarters following the date of such updated forecast (the "Updated Forecast"). Beginning with the Gateway Terminal deliveries scheduled for the ***, AIL will have the option to increase in an Order the quantity of Gateway Terminals to be delivered in each calendar quarter by ***as long as an Updated Forecast for such increase is provided to Contractor at least ***the first requested delivery date for such increased quantity, except as expressly limited in this Section 8.2 and except as provided in Sections 8.3(b) and 6.6.


8.3     ORDERS GENERALLY.


        (a) During the Term of this Agreement, purchases of Gateway Terminals by AIL shall be made by means of by an Order in the English language issued to Contractor as provided in this Agreement. Service Providers shall place Orders pursuant to separate agreement with Contractor as described in Section 8.4. Orders may be issued by mail, fax or, upon mutual agreement of the Parties, electronic data interchange. All Orders issued by AIL hereunder shall reference this Agreement and will be deemed to incorporate and be governed by the terms and conditions of this Agreement. Any term or condition set forth in an Order or other document submitted by either Party that is inconsistent with or in addition to this Agreement will be of no force or effect, unless mutually and expressly agreed by the Parties in writing. Neither AIL nor any Service Provider will be liable to Contractor for any charges, additional or otherwise, for Gateway Terminals or Services provided by Contractor unless set forth in an Order or otherwise mutually agreed upon by the contracting parties in writing. Each Order shall be deemed to be accepted by Contractor upon receipt of the Order, unless Contractor notifies AIL or other purchasing party of its objection to any Order within five (5) business days of Contractor's receipt of such Order by Contractor. Subject to subsection 8.3(b) below, AIL will issue Orders for Gateway Terminals under this Agreement at least *** prior to the requested delivery date. Notwithstanding the foregoing, AIL may request a delivery date ***from receipt of Order by Contractor, and Contractor shall use commercially reasonable efforts to deliver such Gateway within the *** leadtime; subject to Section
               6.6 and Section 6.7(e).


        (b) AIL may Order from Contractor kits of Gateway Terminal components that typically are long leadtime items (the "Long Lead Kits"). Delivery dates for Long Lead Kits ordered hereunder shall be ***after receipt of the Long Lead Kit Order by Contractor, with a maximum delivery rate of ***. AIL may increase the quantity of Gateway Terminals to be delivered in any month (subject to the capacity limitation set forth in Section 6.6) by up to the amount of the Long Lead Kits scheduled to be delivered to Contractor ***prior to the requested delivery date for such Order and/or on hand at Contractor's facilities, as long as the increased order is placed at least ***prior to the requested delivery date for such Gateway Terminals and the maximum number of Gateway Terminals to be delivered is not more than ***per month. The Scheduled Delivery Date for each such Order shall be ***following receipt of such an Order by Contractor. All Long Lead Kits, upon Acceptance, shall become the property of AIL, and AIL shall direct the disposition of any Long Lead Kits that are not used for Orders hereunder. For the purpose of this Section 8.3(b), "Acceptance" shall occur upon satisfactory completion of Production Acceptance Tests as per Sections 6.2(b)(ii) and 6.2(b)(iii).


        (c) Each Order shall specify the following: ship to address, purchase order number, shipping instructions, part and model number, quantity, price, statement that the Order is being placed under this Agreement and requested delivery dates which must be within ***of acceptance and acknowledgement by Contractor of an Order, but in no event may a delivery date be requested beyond ***from the end of the Term. Requested delivery dates are subject to
               Section 8.5 and approval of credit.


8.4     ORDERS FROM SERVICE PROVIDERS.


        Within ninety (90) days from the Effective Date, the Parties will negotiate and agree to a form of contract that Contractor will offer to Service Providers ordering Gateway Terminals. Such form of contract will include certain agreements reached by the Parties herein, such as pricing, taxes, passage of title and risk of loss, warranties, indemnifications and other provisions that expressly apply to Service Providers herein (the "Service Provider Terms"). Notwithstanding the foregoing, Contractor and any Service Provider may enter into an agreement to purchase Gateway Terminals upon terms that differ from the Service Provider Terms. Acceptance by Contractor of any Service Provider Order shall depend on the Service Provider (a) ordering the

        Gateway Terminals a pre-agreed number of days in advance; and (b) meeting pre-agreed financial requirements (such as satisfactory assurance of payment or adequate vendor financing, or a combination of the foregoing or otherwise).


8.5     DELIVERY DATES.


        (a) Unless otherwise agreed by Contractor and either AIL or a Service Provider as set forth in an Order or other writing, Contractor shall deliver Gateway Terminals to AIL and Service Providers by the Scheduled Delivery Date, within a permissible delivery window of ***the Scheduled Delivery Date, unless otherwise agreed by the contracting parties. The "Scheduled Delivery Date" means the requested date of delivery of a Gateway Terminal as set forth in an Order; provided however that (i) the Scheduled Delivery Dates for the Gateway Terminals to be delivered to AIL ***shall be the delivery dates set forth in the Initial Forecast and (ii) the Scheduled Delivery Dates for the Gateway Terminals to be delivered to AIL ***shall be the requested delivery date as set forth in an Order. Notwithstanding the foregoing, if the requested delivery date set forth in an Order is less than *** from the date of receipt thereof by Contractor, the Scheduled Delivery Date shall be no less than *** from such date of receipt, except for Orders pursuant to Section 8.3(b), or unless otherwise agreed by Contractor and AIL or the Service Provider in writing, as applicable. Scheduled Delivery Dates shall be firm and time is of the essence for Scheduled Delivery Dates. Early deliveries (except as provided above or authorized in writing by the purchasing party (AIL or Service Provider)) may be refused due to space or security considerations and returned or stored at Contractor's expense and risk of loss.


        (b) Delivery shall occur upon delivery to the carrier at Contractor's shipping point. Delivery schedule changes must be mutually agreed to in writing.


        (c) If Contractor discovers any potential delay that threatens the timely or full delivery of an Order as scheduled or the performance of Services, Contractor shall immediately notify AIL of such delay. If requested by AIL, Contractor shall provide a written plan for correction of such delay.


8.6     ORDER CHANGES; CANCELLATION AND RESCHEDULING OF AIL ORDERS.


        (a) Following the delivery of the Purchase Commitment and payment therefor, AIL may cancel a Gateway Terminal or a *** as provided in this Section 8.6. If AIL desires to cancel any Gateway Terminal or ***, it shall so notify Contractor of the expected date of cancellation (the "Cancellation Date") and the number of Gateway Terminals and/or *** to be cancelled (the "Cancellation Notice"). The Cancellation Date shall not be less than thirty
               (30) days from the date of receipt by Contractor of the Cancellation Notice. By no later than the Cancellation Date, Contractor shall provide AIL with a price for cancellation. Such price shall provide for AIL to pay Contractor for Contractor's actual costs incurred up to and including the date of termination or arising from such termination, which shall take into account, among other things, Contractor's actual termination liability to its vendors and incurred costs for bulk orders of components already placed and for component price increases by vendors for lesser total component quantities ordered by Contractor, plus a reasonable profit on such costs. The costs and profit paid to Contractor under this Section shall not exceed the Purchase Price of any Gateway Terminal or *** so cancelled.

        (b) AIL may change the "ship to" destination of any Order by submitting notice to Contractor in writing at least fifteen (15) business days prior to shipment. If such change is requested by AIL with less than fifteen (15) business days of notice prior to shipment, Contractor will use all reasonable efforts to implement such change. Contractor has the right at its cost and expense to adjust the prior Scheduled Delivery Date by up to fifteen (15) days in the event AIL changes the "ship to" destination within the fifteen (15) business days; provided, however, Contractor shall use all commercially reasonable efforts to limit such delay. Otherwise, the original delivery date shall remain in effect.


        (c) Subject to Section 8.5, AIL may reschedule any Scheduled Delivery Date contained in Purchase Commitment at no cost, expense or liability at least ten (10) business days prior to such Scheduled Delivery Date, up to two (2) times per Gateway Terminals; provided, however that the updated Scheduled Delivery Date may not be more than ninety (90) days following the original Scheduled Delivery Date. If the new Scheduled Delivery Date is within thirty (30) days of the prior Scheduled Delivery Date, then Contractor shall arrange and pay for all additional storage costs and expenses for the Order. If the new Scheduled Delivery Date is more than thirty (30) days after the prior Scheduled Delivery Date, then such reasonable additional transportation and storage costs and expenses incurred by Contractor shall be payable by AIL. Payment for Gateway Terminals delivered pursuant to a new Scheduled Delivery Date shall be paid in accordance with
               Article 15 as of the new Scheduled Delivery Date; provided, however that payment for Gateway Terminals shall be due no later than ninety (90) days following the original Scheduled Delivery Date (provided that the Gateway Terminal has delivered to AIL in accordance with Section 6.3(b)).


8.7     GATEWAY TERMINAL FINANCING PROGRAM.


        Contractor agrees to provide, or assist in arranging financing for AIL and its Service Providers on competitive commercial terms at least as favorable as the terms customarily provided by Contractor to its other customers in the geographic regions in which AIL or its Service Providers are located, as such terms may evolve during the term of the Agreement based upon specific credit worthiness of AIL or such Service Provider and appropriate security provisions. Indicative terms for such financing program are as follows:

               -      ***financing term

               -      Amounts of up to ***per Gateway Terminal

               - Interest rate ***based on credit review of the purchaser (AIL or the applicable Service Provider)

               -      Monthly payments

               - Facility to be secured by equipment, and credit rating of Service Provider on limited or non-recourse basis to AIL for Service Provider financing

               - Extension of credit subject to standard credit and financial review of AIL or Service Provider, as applicable.

9.      SHIPPING, INSTALLATION AND INTEGRATION


9.1     PACKING.

        All deliveries to AIL pursuant to this Agreement shall be preserved, packaged and packed to ensure safe delivery to their destinations without damage. All Gateway packages shipped to AIL and Service Providers shall contain the items required in Section 1.7 of the SOW, plus any optional items if ordered.


9.2     SHIPPING.


        Unless otherwise specified in an Order accepted by Contractor, all shipments hereunder shall be delivered to the loading dock FOB Contractor's designated site in North America.


9.3     INSTALLATION.


        (a) The price of installation, excluding the cost of site preparation, travel and options, of the Gateway Terminals at each Pre-prepared Site is ***for a ***Gateway Terminal and ***for a ***Gateway Terminal with redundancy at the *** . For purposes of this Section, a "Pre-prepared Site" is a site where Gateway Terminal installation is to occur and which meets the following criteria:


               (i) the site is prepared in accordance with the Facility Requirements Document contained in the SOW;


               (ii) all Gateway Terminal equipment is on site and undamaged prior to the arrival of the installation team;


               (iii) the site can be accessed by the heavy equipment (e.g. crane) needed to assemble the Gateway and readily available; utilities (including power and telephone) are available on-site;


               (iv) sanitary facilities are available on-site; room and board is available within 30 minutes of the site;


               (v) Contractor personnel and Subcontractors have access to the site and are permitted to work on-site at least 6 days a week, 12 hours a day, if reasonable for conditions at such site;


               (vi) an AIL representative is on-site as a liaison between Contractor and local authorities;


               (vii) the weather does not limit the time that installation work can be performed by more than 10%; and


               (viii) there are no hostilities in the region which would
                      reasonably be considered to place safety or health of Contractor personnel in jeopardy.


        (b) The scope of installation effort is through the checkout of the Gateway Terminals in accordance with the on-site acceptance test plan that will be mutually agreed to by AIL and Contractor;


               (i) The site is ground based, i.e. it is not on a tower or a building.


               (ii) The site can be reached from the United States within 24 hours total elapsed travel time.

               (iii) Support of other efforts, such as the integration of other equipment with the Gateway Terminal, testing for local/national/regional regulatory requirements, and system level testing, will be performed on a T&M basis.


        (c) AIL shall be responsible for site availability for Gateways to be installed by Contractor and will advise Contractor within a reasonable time if there is going to be a delay involving site availability that would impact Contractor's installation. Contractor shall provide AIL with reasonable prior written notice of its need to access any AIL site, and AIL shall be responsible for providing access to such site as reasonably necessary for Contractor to perform the installation services, in accordance with the provisions set forth in this Section 9.3.


        (d) Contractor shall bill to AIL all travel, living costs, material and other costs at Contractor's actual, unburdened cost, with detailed supporting documentation and receipts therefor.


        (e) For any installation not meeting the above criteria, the Parties will work together to negotiate a mutually agreeable installation solution by separate agreement.


        (f) Contractor agrees to certify qualified Installers of AIL's choice as described in Schedule 12.


9.4     INTEGRATION,


        Contractor shall support AIL with the integration of the ATM Switch and the Element Manager with the Gateway Terminals, testing for local/national/regional regulatory requirements, and other system level testing. For the Prototype Gateway, Preproduction Gateway and First Article Production Gateway, Contractor will perform this effort at the rates set forth in Schedule 9. For the Production Gateway Terminals, Contractor, upon AIL's request, will submit a fixed price offer (plus actual travel and living costs consistent with Schedule 9) to perform the integration for a particular site.


9.5     RISK OF LOSS.


        Risk of loss to any Gateway Terminals, Equipment or Software shipped to AIL or its Service Provider shall vest in AIL, or such Service Provider, as the case may be, upon acceptance of delivery of such items by the authorized agent or carrier of AIL or Service Provider, as applicable, if designated by such party in the corresponding Order and if not so designated, upon delivery to the carrier at Contractor's shipping point, unless otherwise mutually agreed in writing by Contractor and the purchasing party. If Contractor obtains insurance on behalf of or for the benefit of AIL, AIL shall be responsible for filing, processing and pursuing all claims under such insurance policy.


9.6     TITLE.


        Title, free and clear of all Liens, to any Gateway Terminal (exclusive of Software) or Equipment shipped to AIL or its Service Providers shall vest in such recipient upon acceptance of delivery of such items by the authorized agent or carrier of AIL or Service Provider, as appropriate, as designated by such party in the corresponding Order, and if not so designated, upon delivery of the carrier at Contractor's shipping point, unless otherwise mutually agreed in writing by Contractor and the purchasing party. Notwithstanding the foregoing, if title must be maintained by Contractor in order to perfect a purchase money security interest as described in Section 23.18 below, then title may not pass until the security interest has been released.


10.     LICENSES, PROPRIETARY RIGHTS AND ESCROW


10.1    GRANTS OF LICENSES TO CONTRACTOR.


        (a) Development License to use AIL Confidential Information. AIL hereby grants Contractor a worldwide, royalty-free, limited, non-exclusive, non-transferable (except in accordance with Section 23.1 hereof) development license to use and reproduce the AIL Background Information and AIL Foreground Information (including AIL's System and Gateway Terminals background Intellectual Property related thereto) provided by AIL and required by Contractor or its Subcontractors for the sole purpose of designing and developing the Gateway Terminals (the "Development License"). The term of the Development License will be coterminous with the Term (as defined in Article 4 above).


        (b) Production License. During the Term, AIL grants to Contractor a worldwide, royalty-free, limited, non-exclusive, non-transferable (except in accordance with Section 23.1 hereof) production license to use the AIL Background Information and AIL Foreground Information to manufacture and support the Gateway Terminals and to reproduce, market, sell (except in the case of the Software), license (in the case of Software) and distribute the AIL Background Information and AIL Foreground Information solely as contained in the Gateway Terminals and Comparable Gateway Terminals (the "Production License"). Following the Initial Term, the Parties mutually may agree to extend the Production License on commercially reasonable terms. In any case, the Production License shall be coterminous with the Term.


        (c) Term of Licenses. Notwithstanding anything to the contrary in Subsections 10.1(a) and 10.1(b), the term of the foregoing Development and Production Licenses shall continue in effect as long as and to the extent required by Contractor to fulfill its obligations hereunder, including those for support, maintenance and provision of parts.


10.2    GRANTS OF LICENSES TO AIL.


        Subject to Section 10.3, Contractor hereby grants to AIL and its Service Providers a worldwide, perpetual, fully-paid-up, royalty-free, limited, non-exclusive, non-transferable (subject to Section 23.1 hereof) right and license to use, operate, display, demonstrate, market, distribute, lease and sell, and authorize others to perform the foregoing, the Contractor Background Information, the Developed IP and Contractor Foreground Information as incorporated with and into the Gateway Terminals.


10.3    SOFTWARE LICENSES AND RIGHTS.


        Commencing upon delivery of Software, Contractor grants to AIL and its Service Providers a perpetual, nontransferable (except as permitted pursuant to Subsection (g)), nonexclusive, fully-paid, royalty-free, irrevocable, and a world-wide right and license (or sublicense for third party software) to use, copy, access, display, operate and process the Software in connection with AIL's or Service Providers intended use of the Gateway Terminals.


        (a) Back-up Copies. AIL and each Service Provider that purchases a Gateway Terminal may make a reasonable number of copies per Gateway Terminals (or as otherwise required by applicable law) of the Software for back-up purposes and for operation of the Gateways. Any such reproduction shall include any copyright or similar proprietary notices contained in the Software being reproduced.


        (b) No Reverse Engineering. Neither AIL nor any Service Provider to which AIL supplies Gateways shall attempt to decompile or reverse assemble all or any portion of the Software in an effort to obtain the Source Code for the Software, nor shall it authorize others to do so, nor rent, lease, grant a security interest in, or otherwise transfer rights to the Software except as set forth herein.


        (c) No Derivative Works. Neither AIL nor any Service Provider to which AIL supplies Gateways shall, except as provided in Section 10.6, create a derivative work of the Software or modify the code to the Software; provided, however, the foregoing shall not in any manner whatsoever limit AIL's and its Service Providers rights to use the Software in accordance with the Documentation or Contractor's instructions or otherwise limit AIL's rights to use any tools provided with the Software.


        (d) Compliance by Service Providers. AIL shall require by written agreement with the Service Providers to which AIL supplies Gateways that such Service Providers agree to comply with the provisions of Subsections (a) through (c) above, subject to the requirements of applicable law.


        (e) Modification of Escrowed Materials. In connection with AIL's maintenance and support of the Software following a release from escrow as provided in Section 10.6, AIL may add to, delete from, or modify and create derivative works of the Software as provided in Section 10.6; provided, however, that no changes, however extensive, shall alter Contractor's or its suppliers' title to the original Software. Title to any such additions or enhancements to the Software shall vest in Contractor or the supplier of the Software and AIL shall have the same license to such modifications as it had in the original Software, except in case where Contractor fails to provide support, in which case, title to the enhancements lies with AIL. Both Parties agree not to assert their respective Intellectual Property Rights in such enhancements against the other. Contractor shall not have any support or maintenance obligations with respect to such additions or enhancements made by AIL to the Software.


        (f) Third Party Use. AIL shall have the right to permit its officers, employees, agents, advisors, third party consultants, and Service Providers to use the Software on behalf of AIL or its Service Providers, as the case may be, to the same extent AIL is permitted hereunder, subject to the restrictions hereof.


        (g) Transfer of Rights. AIL shall have the right to transfer any of the licenses granted to AIL herein in the event AIL sells a Gateway Terminal or in the event of an assignment or change in Control in accordance with Section 23.1.


        (h) Software Corrections and Updates. During the Warranty Period, AIL and its Service Providers shall be entitled to receive from Contractor, at no additional charge, all Software error corrections, bug fixes, patches and mandatory updates (collectively, "Software Corrections"). Following the Warranty Period, Contractor agrees to provide Software Corrections to AIL and its Service Providers for commercially reasonable fees. In addition, Contractor may make available to AIL and Service Providers from time to time during the Warranty Period at prices determined by Contractor, certain updates, upgrades, enhancements and releases (collectively, "Software Updates"). Such Software Corrections and Software Updates shall be considered to be Software hereunder. Ownership of the Software Corrections and Software Updates as between AIL and Contractor shall be determined in accordance with Section 10.4 hereof. Software Corrections and Software Updates shall be tested as provided in Section 6.5 prior to release.


10.4    PROPRIETARY RIGHTS.


        (a)    Assignment of Rights.


               (i) Prior to permitting any Contractor Personnel to perform work hereunder, Contractor and its Subcontractors will enter into appropriate agreements with their respective employees, contractors and consultants that properly assign Intellectual Property Rights developed by such employees, contractors and consultants so that the provisions of this Agreement may be validly implemented without infringement.


               (ii) Prior to permitting any employee, contractor or consultant to perform work hereunder, AIL will enter into appropriate agreements with such persons and entities that properly assign Intellectual Property Rights developed by such employees, contractors and consultants so that the provisions of this Agreement may be validly implemented without infringement.


        (b)    Contractor Foreground Information. Subject to Subsections (a) and
               (c) of this Section 10.4, any Contractor Foreground Information produced by Contractor and its Subcontractors under this Agreement, except for any AIL Confidential Information (which shall remain the sole property of AIL or its licensors) contained therein, shall be the sole property of Contractor, the appropriate Subcontractors or their respective licensors. Contractor agrees that it will negotiate in good faith to license the Intellectual Property Rights contained in such Contractor Foreground Information to AIL's authorized second source(s) on commercially reasonable terms and fees acceptable to Contractor, to the extent such second source is in need of such Intellectual Property Rights related to the Contractor Foreground Information to fulfill its obligations to AIL related to the AIL System.


        (c) Patent Rights. Patent rights and rights in inventions first created or reduced to practice in the course of performance under this Agreement will be owned as follows:


               (i) Solely by Contractor if created solely by Contractor Personnel and to the extent they do not incorporate any AIL Confidential Information (Intellectual Property Rights related to such patent rights and rights of invention also shall constitute Contractor Foreground Information);


               (ii) Solely by AIL if created solely by AIL personnel and to the extent they do not incorporate any Contractor Confidential Information; and


               (iii) Jointly without any appropriate right or obligation of accounting to the other Party for profits from exploitation of the rights, if created jointly by Contractor Personnel and AIL personnel to the extent they do not incorporate Confidential Information of either Contractor or AIL. With respect to jointly owned patent rights and rights in inventions, the Parties will provide reasonable cooperation and assistance to one another in the preparation, filing and prosecution of any patent applications, and the execution of all associated applications, assignments and other instruments. The Parties will divide any costs and expenses incurred by the Parties in preparing, filing and prosecuting any such patent applications. However, if a Party does not wish to pay the costs and expenses associated with preparing, filing and prosecuting a particular patent application, it may notify the other Party in writing. In such case, the notified Party may either abandon the patent application in question or may proceed with the application, in which event the other Party will not be a joint owner of any resulting patent.


        (d) Other Proprietary Information. Each Party shall own its respective Intellectual Property that each Party furnishes with respect to the performance of its obligations under this Agreement. Except as provided in subsection (c) above, all Contractor Foreground Information shall be the property of Contractor, exclusive of any Joint Confidential Information (and the Intellectual Property appurtenant thereto, which shall be owned jointly by the Parties) and any underlying background Intellectual Property furnished by either Party. In addition, Contractor shall escrow the Contractor Foreground Information as Escrowed Materials pursuant to Section 10.6 below and AIL may use such Escrowed Materials as provided therein.


        (e) ***In such case, Contractor shall be entitled at its election to royalties on commercially reasonable terms pursuant to a license agreed to by the Parties or by an arbitrator in the event the Parties are unable to agree upon the terms of such license, in addition to all other damages and remedies available to Contractor at law, in equity or otherwise, subject to Contractor's ***as provided in this Subsection.


10.5    DOCUMENTATION.


        (a) In accordance with the SOW, Contractor agrees to furnish and convey to AIL and Service Providers, at no additional charge, such Documentation in the English language covering the Gateway Terminals delivered under this Agreement. Contractor shall develop, publish and provide to AIL and its Service Providers as appropriate, accurate and complete Documentation, written in a manner reasonably understood by AIL and its Service Providers, for each such Gateway Terminal produced hereunder. Contractor shall make available to AIL, on an as-ordered basis, additional copies of such Documentation at commercially reasonable prices. Unless otherwise specified in an Order therefor and agreed to by Contractor, all Documentation shall be in the English language and Contractor agrees to have such Documentation translated as necessary to support AIL's international sites subject to agreement on the cost responsibility thereof. In addition, Contractor shall provide copies of all Documentation to AIL in electronic form.


        (b) In addition to the rights set forth in Subsection (a), Contractor hereby grants AIL the right to reproduce, modify, distribute and enhance the Documentation. AIL also has the right to make copies of such modifications and enhancements and distribute the same. In the event AIL modifies the Documentation in a manner not directed or approved by Contractor, Contractor will not be responsible for AIL's use of such Documentation to the extent it is modified by AIL. Contractor may review and approve AIL's proposed modifications and enhancements to the Documentation.

10.6    TECHNICAL MATERIALS ESCROW.


        (a) Within ninety (90) days following the Effective Date, Contractor, AIL and Fort Knox Escrow Services, Inc. will enter into a written escrow agreement substantially in the form attached hereto in
               Schedule 5 (the "Escrow Agreement") pursuant to which Contractor will deposit with the escrow agent applicable Technical Materials available at that time related to such Gateway Terminals (the "Escrowed Materials"). Contractor shall update the Escrowed Materials upon delivery of each of the Prototype Gateway Terminals and the Preproduction Gateway Terminals and following the conclusion of Alpha and Beta testing, and at the end of each calendar quarter thereafter. The Parties shall share the fees payable to Fort Knox Escrow Services, Inc. equally. Contractor represents and warrants that the Escrowed Materials shall, at all times, be sufficient for an individual reasonably experienced in satellite telecommunications technology to understand and utilize such materials to manufacture and support the Gateway Terminals as contemplated herein. During the Term, Contractor will maintain such Escrow Materials current with respect to the Gateway Terminals then utilized by AIL. Subject to the restrictions set forth in the Escrow Agreement, the escrow agent will make the Escrow Materials available to AIL upon AIL's notice to Contractor and the escrow agent that one of the following has occurred if Contractor does not, within ten (10) days thereafter, notify AIL and the escrow agent that it objects to the release of the Escrow
               Material:


               (i) the institution by Contractor of insolvency, receivership or bankruptcy proceedings;


               (ii) a general assignment by Contractor for the benefit of creditors,


               (iii)  the appointment of a receiver for Contractor,


               (iv) the filing by creditors of Contractor of a petition in bankruptcy against Contractor which is not stayed or dismissed within sixty (60) days;


               (v) Contractor ceasing to manufacture or to deal in the Gateway Terminals;


               (vi) Contractor's failure to reasonably correct or cure any material Defects in the Gateway Terminals in accordance with this Agreement following Contractor's receipt of a written notice thereof from AIL;


               (vii) AIL's termination of this Agreement for Cause in accordance with Section 22.1; or


               (viii) AIL's termination of this Agreement in accordance with
                      Section 13.1


                      (items (i) through (viii) hereinafter referred to as the "Release Conditions").


        (b) In accordance with the Escrow Agreement, the escrow agent will give written notice to Contractor contemporaneously with the delivery of the Escrow Materials to AIL. In the event it is determined that a Release Condition did not occur or is cured to AIL's reasonable satisfaction, AIL will be required to promptly return the Escrow Materials to the escrow agent.

        (c) AIL shall be entitled to use the Escrow Materials as necessary to support and maintain its purchased Gateway Terminals as well as to manufacture, or have manufactured, Gateway Terminals only to fulfill Contractor's obligations hereunder, including obligations that may arise in the future or at Contractor's election in accordance with the terms hereof. Notwithstanding the foregoing, in the case of Subsection 10.6(a)(vi) above, AIL may use the Escrow Materials only to cure or resolve such Defect. Such use shall include the right to copy, disclose, modify, enhance, upgrade, revise, and create derivative works of such Escrow Materials. AIL shall be entitled to permit its officers, employees, agents, advisors, third party consultants and Service Providers to use the Escrow Materials on behalf of AIL. With respect to AIL disclosures to third parties, AIL agrees to only disclose the Escrow Materials to third parties that are working for AIL under a confidentiality arrangement. AIL will immediately return the Escrow Materials, including all copies thereof, to the Escrow Agent when AIL no longer requires the Escrow Materials for the purposes permitted hereunder.


11.     TRAINING; MAINTENANCE; WARRANTY SERVICES


11.1    TRAINING.


        Contractor will provide AIL and its Service Providers training in accordance with the following:


        (a)    Contractor will provide, at its designated facility, one (1) five
               (5) day training class for each Gateway Terminal purchased, in accordance with SOW ***. These courses will be available at Contractor-designated facilities or at AIL-designated facilities as mutually agreed and priced. Training, which will be scheduled at least ninety (90) days in advance and will be conducted within forty-five (45) days of delivery of a Gateway Terminal, will consist of formal and informal classroom instruction and actual hands-on training in laboratory environments. Contractor reserves the right to subcontract the training to a designated third party vendor; provided that such vendor is trained and qualified by Contractor and that Contractor shall perform the training at no charge to AIL or a Service Provider if the third party vendor's training services are inadequate, in AIL's reasonable determination. Contractor will have the option to enroll AIL or Service Provider students into training classes held at either third party or Contractor's training facilities. Additional training desired by AIL or its Service Providers will be mutually agreed upon. Contractor shall develop and furnish all training materials in accordance with the SOW.


        (b) Upon receipt of purchase order, Contractor shall, at commercially reasonable prices and terms, provide remedial training and training on any changes, updates and enhancements to the Gateway Terminals or as otherwise necessary for AIL and its Service Providers to be capable of performing all necessary services, including installation, operation, maintenance, provisioning, monitoring and control of the Gateways.


11.2    MAINTENANCE AND SUPPORT.


        During the Term and at prices to be mutually agreed upon, Contractor will have the ability to service or will have an agreement with others to have the ability to maintain and service Gateways in each country where Gateways are installed. Gateway Terminal repairs are to be effected by Contractor's help desk services, in accordance with this Agreement. Contractor shall create service manuals and maintenance documents, in the English language, for all versions and generations of the Gateway Terminals, which shall be provided with each delivered Gateway Terminal to AIL and Service

        Providers, as applicable, for use by them and their designated third party maintenance providers. At AIL's request, Contractor shall provide to AIL the costs and fees associated with translating and providing non-English language service manuals and maintenance documents.


11.3    PRODUCTION WARRANTY AND POST-WARRANTY SERVICES.


        (a) Initial Warranty Period. During the Initial Warranty Period, Contractor shall provide the following warranty services to AIL and its Service Providers at no additional charge:


               (i) telephone and email customer support to the help desk of designated maintenance providers of AIL or its Service Providers on a 24 x 7 x 365 basis for trouble logging and for basic fault isolation assistance as provided for in
                      Section 17.3(c)(vi) to answer such maintenance providers' maintenance-related questions with respect to the Gateway Terminals;


               (ii) repair or replace, at Contractor's option, the failed Gateway Terminal upon receipt of the Defective equipment and return such upon its repair or replacement. AIL or its Service Provider is responsible for all handling, shipping, duties, taxes and insurance associated with transporting the failed unit to Contractor. Contractor is responsible for costs of shipping, handling and insurance associated with transporting the repaired/replaced unit back to the Gateway site;


               (iii) inspection, diagnosis and repair or replacement of failed equipment at the Gateway Support Facility for field-replaceable units; and


               (iv) inspection, diagnosis and repair or replacement of failed equipment at the Gateway site for components that are not field-replaceable units. Contractor shall bear the travel and labor costs associated with such Warranty inspection, diagnosis, and repair or replacement of failed equipment at the Gateway site for the first four (4) of such Warranty services provided during the Term. Thereafter, AIL shall pay the travel and labor costs associated with such Warranty services at Gateway sites at the rates provided in Schedule 9.


        (b) Extended Warranty Period. AIL or its Service Providers may extend the Initial Warranty Period one or more times in their respective sole discretion, for additional consecutive one-year periods each without lapse, upon payment of the Extended Warranty fee set forth in Schedule 6 (the aggregate of such extensions the "Extended Warranty Period"). Contractor's procedures for obtaining Warranty services are set forth in Schedule 7 attached hereto. During the Extended Warranty Period, Contractor shall provide the extended warranty services, including the services described in Subsection 11.3(a) above and any other services as the Parties may mutually agree to AIL and its Service Providers at the Extended Warranty price.


        (c) Post-warranty Maintenance and Support. Following the applicable Warranty Period and for the Term, Contractor will provide, in accordance with mutually agreed upon schedule and prices, depot level maintenance, telephone support, sustaining engineering support, sustaining training, sparing, field engineering and field services (including on-site repair and support services).


11.4    CONTRACTOR ACCESS TO GATEWAY FACILITIES.

        Contractor shall coordinate with AIL to obtain approval for any required access to Gateway facilities in accordance with mutually agreed upon procedures to be developed at least six (6) months prior to commencement of AIL commercial Gateway operations.


11.5    GATEWAY SUPPORT FACILITY.


        Contractor shall establish, maintain and use a Gateway Support Facility for the period from the delivery by AIL to Contractor of the Prototype Gateway Terminal through the end of the Term. Contractor shall use the Gateway Support Facility for Gateway Terminals (and component) testing, diagnostic, support, repair and other services, as set forth in Section
        3.4.7 of the SOW.


12.     CHANGE PROCEDURES AND CONTRACT MANAGEMENT


12.1    DEVELOPMENT PHASE CHANGE PROCEDURES.


        During the Term, AIL may require changes in this Agreement, including the applicable provisions of the SOW. Within fifteen (15) days of AIL's requested change, Contractor shall provide AIL with a summary of the effect of such changes on the price (recurring and non-recurring) and time required for performance, and AIL shall elect whether to pursue such change. Should any such change increase or decrease the price of or time required for performance of Contractor's or its Subcontractors' obligations hereunder, Contractor shall be entitled to a reasonable adjustment in the Milestone Payments, Purchase Price or delivery schedule, as applicable. Price adjustments related to Development Phase changes shall account only for the net cost impact incurred by Contractor as a result of the change plus a reasonable profit thereon ***. Contractor will provide reasonably detailed back-up cost data to support its claim for adjustment. All AIL-proposed Changes developed under this Section shall be warranted and supported by Contractor as if part of the Gateway Terminals when first deployed.


12.2    PRODUCTION PHASE CHANGE PROCEDURES.


        (a) Contractor shall also develop and provide for sale to AIL Gateway Terminals modifications and enhancements and new commercially available products in accordance with the following:


               (i) From time to time during the Term, AIL may provide to Contractor a proposed change in or addition to the Gateway Terminals or a written idea for a new product (an "AIL-proposed Change"). All such AIL-proposed Changes shall be considered AIL Background Information for purposes hereof.


               (ii) Within thirty (30) days of receipt in writing of an AIL-proposed Change, Contractor shall propose a price for the AIL-proposed Change and applicable delivery schedule. In determining such price, if the AIL-proposed Change includes a request for Contractor to correspondingly reduce or eliminate any components of the Gateway Terminals it is then providing, such components shall be considered "Replacements." In that event, the Parties shall determine the costs and expenses required to provide the Replacements and the reduction in the costs and expenses related to the components being replaced, and there shall be an appropriate adjustment in the applicable price for such costs and expense being replaced.

               (iii) If AIL in its sole discretion accepts such price with respect to items and delivery schedule (A) Contractor, at its sole cost and expense, shall design, develop and/or manufacture or have manufactured such AIL-proposed Change in accordance with the proposed delivery schedule and (B) AIL shall grant Contractor (including its Subcontractors, if necessary) all rights it has as necessary to permit Contractor (including its Subcontractors, if necessary) to design, develop and/or manufacture such AIL-proposed changes.


               (iv)   All AIL-proposed Changes developed under this Subsection
                      (a) shall be warranted and supported by Contractor as if part of the Gateway Terminals when first deployed.


               (v) To the extent that any AIL-proposed Change effects a delivery schedule hereunder, the Parties will appropriately adjust Contractor's delivery obligations hereunder.


        (b) No changes in or additions to any Gateway Terminals, Equipment, Software or new products provided herein, or additional charges therefore, shall be made unless approved in writing by the AIL Contract Manager. Notwithstanding anything to the contrary herein, Contractor is authorized, without AIL's prior approval and without charge to AIL, to make changes that do not affect a Gateway Terminal's compliance with applicable Standards and the applicable provisions of the SOW, including applicable interface specifications, in a manner consistent with Section 6.5 above.

12.3    CONTRACTOR-PROPOSED CHANGES.


        (a) All Contractor-proposed changes to the SOW shall be submitted to AIL in a written proposal that describes in reasonable detail the proposed change and the technical, performance and economic effects on the Gateway Terminals and the AIL System of such change. AIL may decline to change the SOW, or AIL may implement such change.


        (b) If either Party becomes aware of an inconsistency between the Specifications and the Standards, or if changes to any Standard from time to time after the Effective Date require material changes to be made to the Gateway Terminals (or any configuration of Gateway Terminal being shipped to a particular country) that would result in a material impact on either the applicable Purchase Prices, non-recurring costs and expenses or delivery schedule of such Gateway Terminals, the Parties agree to negotiate in good faith and to reasonably adjust Contractor's applicable Purchase Price, non-recurring payments and delivery schedules to accommodate such Standards change. Each Party will promptly advise the other Party at such time as it becomes aware of any inconsistency between the Specifications and the Standards or of any such changes or proposed changes to any Standard.


        (c) Changes required by the obsolescence of components of the Gateway Terminals shall be made by Contractor at Contractor's sole expense through December 31, 2005, at which time AIL shall be responsible for the reasonable costs incurred by Contractor in making such changes. Contractor agrees to use commercially reasonable efforts to avoid the need for such changes, including without limitation, providing AIL the opportunity to procure last-time buys and identifying sources of alternative components.


12.4    CONTRACT MANAGEMENT.


        (a) As of the Effective Date, each Party shall appoint an executive to act as contract manager having the primary responsibility for performance of its company's obligations hereunder and for managing the relationship between the Parties (the "Contractor Program Manager" or the "AIL Program Manager", as the case may
               be). Each Program Manager shall devote the necessary time and efforts to managing its company's responsibilities under this Agreement, and have authority to escalate all unresolved problems to its senior management. Each Party also shall identify a primary contact who shall serve as the point of contact for all day-to-day and operational issues.


        (b) Contractor agrees to maintain open and collaborative dialogue with AIL and offer full disclosure with respect to:


               (i) the Milestone and Payment Schedule milestones and decisions made by Contractor on an on-going basis throughout the design process and the remainder of the term;


               (ii) the status of delivery of Gateway Terminals and Services provided hereunder;


               (iii) the state of affairs regarding any aspect of the Gateway Terminals;


               (iv) all pertinent limitations and problems with the Gateway Terminals; and


               (v)    its known limitations of its work on the Gateway
                      Terminals.

12.5    CONTRACTOR PERSONNEL.


        (a) "Key Contractor Personnel" shall be the Contractor and Subcontractor personnel filling the positions identified in
               Schedule 8 hereto.


        (b) The Key Contractor Personnel shall be located at the site(s) that the Parties believe will permit the most effective performance of Contractor's obligations hereunder.


        (c)    Before assigning an individual to any position described in
               Schedule 8, whether as an initial assignment or a subsequent assignment, Contractor shall notify AIL of the proposed assignment, shall introduce the individual to appropriate AIL representatives, and shall provide AIL with a biography and other information about the individual as reasonably requested by AIL. If AIL in good faith objects to the proposed assignment, the Parties shall attempt to resolve AIL's concerns on a mutually agreeable basis. If the Parties have not been able to resolve AIL's concerns within five (5) business days, Contractor shall not assign the individual to that position and shall propose to AIL the assignment of another individual of suitable ability and qualifications. The Key Contractor Personnel that have been approved as of the Effective Date are listed in Schedule 8. Key Contractor Personnel may not be transferred or re-assigned, except in the case of termination of employment, until a suitable replacement has been approved by AIL, such approval not to be unreasonably withheld. In no event shall any Key Contractor Personnel be transferred or re-assigned by Contractor to perform work for a Competitor of AIL deploying satellite switched networking technology for a period of ***following the date such individual terminates work related to this Agreement. Contractor shall conduct an exit interview with all Key Contractor Personnel who terminate their employment with Contractor to review their confidentiality and non-disclosure obligations as provided herein.


12.6    REPLACEMENT, QUALIFICATIONS, AND RETENTION OF CONTRACTOR PERSONNEL.


        (a) In the event that AIL determines in good faith that the continued assignment to work performed hereunder of a Contractor employee is not in the best interest of AIL, then AIL shall give Contractor written notice to that effect requesting that the employee be replaced. Promptly after Contractor's receipt of such a request by AIL, Contractor shall investigate the matters stated in the request and discuss its findings with AIL. If AIL still in good faith requests replacement of the employee, the Parties shall negotiate in good faith the resolution of this matter.


        (b) The personnel Contractor assigns to perform its obligations hereunder shall be properly educated, trained and qualified for the services they are to perform.


        (c) AIL and Contractor both agree that it is in their best interests to keep the turnover rate of the Contractor Personnel performing its obligations hereunder to a reasonably low level. Accordingly, if AIL determines that turnover rate of the Contractor Personnel is excessive and so notifies Contractor, Contractor shall meet with AIL to discuss the general reasons for the turnover rate. If appropriate, Contractor shall submit to AIL its proposals for reducing the turnover rate, and the Parties shall mutually agree on a program to bring the turnover rate down to an acceptable level. In any event, notwithstanding transfer or turnover of Contractor Personnel, Contractor remains obligated to perform its obligations hereunder without degradation.

12.7    AIL THIRD PARTY SERVICES AND PRODUCTS.


        (a) Contractor agrees to provide all reasonable cooperation with the agents, consultants, subcontractors and third party suppliers of AIL as requested by AIL to achieve functional compatibility of the Gateway Terminals with the AIL System.


        (b) Third parties retained by AIL shall comply with Contractor's reasonable security and confidentiality requirements, and shall, to the extent performing work on Contractor-owned, licensed or leased Software, Gateway Terminals or Equipment, comply with Contractor's reasonable work standards, methodologies and procedures. Contractor shall immediately notify AIL if an act or omission of such a third party may cause a problem or delay in providing the Gateway Terminals or Services and shall work with AIL to prevent or circumvent such problem or delay.


12.8    PRIME CONTRACTOR.


        Contractor acknowledges and agrees that it is the prime contractor under this Agreement and as such, assumes full responsibility and liability for the performance of all Contractor Personnel and third parties used by Contractor hereunder to the same extent as if such obligations were performed by Contractor. Without limiting the generality of the foregoing, Contractor shall be responsible for discharging any Liens placed on any Gateway Terminals, Equipment or Software purchased by AIL or its Service Providers hereunder, except for purchase money security interests as described in Section 23.18 below. Except as required by
        Section 3.3, Contractor shall be AIL's sole point of contact regarding the work performed hereunder, including with respect to payment.


12.9    CONTRACTOR'S USE OF SUBCONTRACTORS.


        (a) All Subcontractors to which Contractor discloses AIL Confidential Information must agree in writing to be bound to the non-disclosure, confidentiality and invention assignment provisions contained herein.


        (b) As provided in Subsection (a) of this Section and to the extent AIL may agree otherwise in writing, Contractor shall not subcontract any of its obligations under this Agreement, which shall include the replacement of any previously approved Subcontractor, if the value of the subcontract is *** or more (such subcontract or replacement subcontract, the "Material Subcontract" and the subcontractor proposed to perform same, the "Material Subcontractor"), except as follows:


               (i) Prior to entering into a Material Subcontract, Contractor shall give AIL not less than thirty (30) days' prior written notice specifying the Services affected, a description of the scope and material terms (other than price) of such Material Subcontract, and the identity and qualifications of the proposed Material Subcontractor. If AIL reasonably objects to the use of a proposed Material Subcontractor, the Parties shall discuss AIL's concerns and Contractor will either use a different Material Subcontractor or provide AIL a detailed rationale in writing as to why it will use the proposed Material Subcontractor.


               (ii) Contractor shall disclose to the Subcontractor all the terms and conditions of the Agreement that may impact the Subcontractor, and the Subcontractor will be required to comply with the obligations imposed by those terms and conditions.

               (iii) AIL also shall have the right during the Term to revoke its prior approval of a Material Subcontractor and direct Contractor to replace such Subcontractor or take such other action as may be mutually agreed by the Parties, if the Subcontractor's performance results in an uncured material breach of this Agreement. Notwithstanding the foregoing, AIL does not have the unilateral right to revoke Contractor's use of any Material Subcontractor as a Subcontractor hereunder.


               (iv) Without limiting the generality of Contractor obligations set forth in Section 12.6, Contractor shall remain responsible for obligations performed by Subcontractors to the same extent as if such obligations were performed by Contractor employees. Contractor shall be AIL's sole point of contact regarding the Gateway Terminals and Services, including with respect to payment Contractor shall not disclose Confidential Information of AIL or Joint Confidential Information to a Subcontractor unless and until such Subcontractor has agreed in writing to protect the confidentiality of such information in a manner substantially equivalent to that required of Contractor under this Agreement, and in all respects, only on a "need-to-know" basis.


        (c) To the extent commercially reasonable, Contractor shall include in each contract with a Subcontractor the right to assign such contract to AIL if AIL terminates this Agreement for breach pursuant to Section 22.1(a) below.


12.10   ON-SITE REPRESENTATIVES.


        Contractor agrees to provide reasonable office space and telephone and data line access at Contractor's primary design and manufacturing site(s) to AIL employees and designated representatives from time to time (each, an "On-Site Representative"). Each On-Site Representative shall have access to the work being performed by Contractor hereunder on a non-interference basis, including:


        (a) the ability to move without escort within designated unrestricted areas within appropriate facilities;


        (b)    visibility into development and production of Gateway Terminals;


        (c)    right to attend regularly scheduled meetings, reviews and tests;
               and


        (d) electronic access to Gateway Terminals-related documents submitted to AIL and a right to copy same.


13. GATEWAY PRICES.


13.1    GENERAL.


        Contractor agrees to offer Gateway Terminals for sale to AIL's Service Providers at the prices per Gateway Terminals no greater than those Purchase Prices offered to AIL hereunder. Accordingly, AIL and it Service Providers may purchase Gateway Terminals, Equipment, Services and Documentation at the Purchase Prices set forth herein. The Purchase Price of each Gateway Terminal shall include such Gateway Terminals and the items set forth in Section 1.7 of the SOW. Purchase Prices are FOB Contractor's designated site. Purchase Prices do not include the costs to AIL of delivery (including freight, insurance, taxes, duties, warehousing, etc.), travel and other expenses related to System Engineering Support Services, Permits and licenses for import, installation or operation of the Gateways, service and maintenance other than service and maintenance provided for in this Agreement and Gateway Terminals Installation and Integration (as described in Sections 9.3 and 9.4), which AIL shall pay for in accordance with the prices set forth in this Agreement. If Contractor materially fails, after the applicable cure period, to offer the Gateway Terminals for sale at prices no greater than the Purchase Prices specified herein (unless otherwise mutually agreed by Contractor and AIL or a Service Provider, as the case may be), Contractor agrees to pay AIL or the applicable Service Provider a payment equal to *** of the difference between the actual Gateway Terminals price charged and the applicable Purchase Price for such Gateway Terminals(s) or, AIL, in lieu of such payment, shall be entitled to terminate this Agreement. If AIL so terminates this Agreement for Contractor's uncured material breach of this Section, AIL shall be entitled to have Contractor's obligations hereunder completed by another party or parties, and Contractor reasonably shall fulfill its obligations under Section 22.3(a). The foregoing remedies shall be AIL's sole remedies for breach of this Section.


13.2    DETERMINATION OF PURCHASE PRICES.


        (a) ***Gateways. For the Purchase Commitment, AIL or its Service Providers shall pay a firm fixed Purchase Price of ***for each ***Gateway Terminal and ***delivered by Contractor and Accepted hereunder. Pricing for other Gateway Terminal Orders shall be in accordance with the price table set forth in Schedule 2. Notwithstanding the foregoing, if AIL and/or its Service Providers order additional Gateway Terminals (up to an aggregate of ***; with ***Gateway Terminal) on or prior to ***, the Purchase Price for such additional Gateway Terminals shall be calculated based on the aggregate quantity of the Purchase Commitment and the additional Gateway Terminals using the price table contained in Schedule 2. In the foregoing case, the first *** Gateway Terminals of the total number scheduled for delivery shall be considered the Purchase Commitment.


        (b) Pricing Terms. All pricing set forth in Schedule 2 is in Year 2000 Dollars and such pricing shall be adjusted in accordance with Schedule 2. If neither AIL nor its Service Providers schedule any Gateway Terminals orders for delivery and take delivery for a continuous eighteen month period, the Parties agree to revise Schedule 2 based on the economic impact of restarting Contractor's production line for Gateway Terminals. If the Parties fail to reach mutual agreement on a revised Schedule 2, a revised Schedule 2 shall be established pursuant to Article 21.


13.3    MOST FAVORED CUSTOMER.


        (a) Most Favored Customer. If Contractor provides Gateway Terminals or Comparable Gateway Terminals to a Service Provider of AIL or to a Competitor of AIL and the prices charged to such Competitor for such Gateway Terminals are lower than the prices charged to AIL for similar business terms, quantities and delivery dates, on a regional basis, the prices charged to AIL shall be appropriately adjusted to provide to AIL the benefit of such lower prices. Such adjustment shall be retroactive to the first date on which the lower charges to such Competitor became effective. Upon each anniversary of the Effective Date during the Term, Contractor's chief financial officer shall certify in writing to AIL that Contractor is in compliance with Contractor's Most Favored Customer Status obligations herein and shall provide the information reasonably requested by AIL to verify such compliance. AIL shall retain the right to review, examine and/or audit Contractor using third party independent auditors if (i) the above certification is not so provided by Contractor or (ii) AIL has reason to believe that information provided by Contractor is inaccurate.


        (b) Pricing Cooperation. Both Parties shall cooperate to assure that the price AIL charges for its services and the price Contractor charges for its Gateway Terminals are competitive in each country in which such services and Gateway Terminals are offered for sale by AIL and Contractor, respectively


13.4    TAXES.


        Unless otherwise agreed to by the Parties in an Order, the Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:


        (a) Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.


        (b) Contractor shall be responsible for any sales, use, excise, value-added, services, consumption, and other taxes, customs and duties assessed or otherwise payable by Contractor on any goods or services that are used or consumed by Contractor in providing the Gateways and Services where the tax is imposed on Contractor's acquisition or use of such goods or services and the amount of tax is measured by Contractor's costs in acquiring such goods or services.


        (c) AIL shall be responsible for any sales, use, excise, value-added, services, consumption, or other tax, customs and duties assessed on any particular Gateway Terminals or Service purchased by AIL and delivered by Contractor to AIL or designee hereunder. Such taxes are in addition to the prices set forth herein and shall be identified separately on invoices. AIL shall also be responsible for taxes on goods and services for those items AIL has agreed to reimburse Contractor in this Agreement.


        (d) The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Contractor's invoices shall separately state the amounts of any taxes Contractor is collecting from AIL. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party.


        (e) Contractor shall promptly notify AIL of, and coordinate with AIL the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which AIL is responsible hereunder, it being understood that with respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If AIL requests Contractor to challenge the imposition of any tax, and Contractor agrees to do so, AIL shall reimburse Contractor for the reasonable legal fees and expenses it incurs. AIL shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are for taxes that were paid by AIL.


14.     AIL PAYMENTS TO CONTRACTOR AND INVOICING


14.1    INITIAL PAYMENT.


        Within ten (10) days after AIL's receipt of an invoice therefor by Contractor, AIL will pay to Contractor the sum of ***(the "Initial Payment") by electronic funds transfer in accordance with Contractor's wire instructions provided to AIL prior to the Effective Date. The Initial Payment shall constitute a Milestone Payment (for Milestone No.
        1) as described in Section 14.2(c) below.


14.2    PAYMENTS.


        (a) Payment Schedule for Purchase Commitment. Payments for Production Gateways that compose the Purchase Commitment are to be made as follows:


               (i) ***of the Purchase Price for all Gateway Terminals in the Purchase Commitment is due ***;


               (ii) *** of the Purchase Price for all Gateway Terminals in the Purchase Commitment is due three (3) months prior to the original Scheduled Delivery Date of the first Gateway Terminal to be delivered under the Purchase Commitment; and


               (iii) *** of the Purchase Price for each Gateway Terminal is due upon Acceptance and delivery of the Gateway Terminal (FOB Contractor's designated site).


        (b) Payment Schedule for other Gateway Terminals. Payments for Production Gateways, other than the Purchase Commitment, and optional priced items (other than Long Lead Kits and shelters) are to be made as follows:


               (i) ***of the Purchase Price is due upon placement of an Order;


               (ii) ***of the Purchase Price is due three (3) months prior to the Scheduled Delivery Date; and


               (iii) ***of the Purchase Price is due upon Acceptance and delivery (FOB Contractor's designated site).


        (c) Payment Schedule for Long Lead Kits. Payments for Long Lead Kits are to be made as follows:


               (i) ***of the purchase price of each Long Lead Kit, as set forth in Schedule 2, is due upon placement of the Long Lead Kit Order;


               (ii) ***of such purchase price of each Long Lead Kit is due three (3) months prior to the scheduled receipt of the Long Lead Kit at the Contractor's facility; and

               (iii) ***of such purchase price of each Long Lead Kit is due upon receipt of the Long Lead Kit by Contractor at Contractor's facility.


        (d) Payment Schedule for Optional Shelters. Payments for optional shelters are to be made as follows:


               (i) ***for the purchase price for optional shelters, as set forth in Schedule 2, is due upon placement of the optional shelters Order; and


               (ii) ***for such purchase price for optional shelters is due upon Acceptance of the optional shelters;


        (e) Milestone Payments. In accordance with the mutually agreed upon Milestone and Payment Schedule and subject to Contractor's timely compliance with the terms hereof, AIL will pay Contractor Milestone Payments for nonrecurring engineering payments in the aggregate of *** for the work described herein (including the SOW). Milestone Payments shall not include installation charges, shipping charges, taxes, duties and insurance. All Milestone Payments made by AIL to Contractor are subject to satisfaction of mutually agreed upon Milestone Events as set forth in Schedule 1. All Milestone Payments shall be paid in accordance with Section
               14.3 and 14.4 below.


        (f) Support Services. The Milestone Payments shall also cover Support Services (of up to *** staff-hours, with the allocation of such hours as approved by AIL), as defined in Section 3 of the SOW, and Contractor shall be responsible for such other obligations as are set forth in the SOW. If AIL requests Contractor support hours in excess of *** staff-hours, Contractor shall provide such services at rates not to exceed Contractor's time and materials rates set forth in Schedule 14. AIL will reimburse Contractor for its reasonable travel and related expenses required in performing Support Services, in accordance with Schedule 9. None of the Support Service hours provided hereunder shall have been deemed to be performed prior to the Effective Date.


14.3    INVOICING.


        (a) Following (i) Contractor's successful completion of each Milestone in accordance with the applicable Milestone Acceptance Criteria and all other applicable requirements of this Agreement and (ii) Acceptance by AIL that the Milestone is complete, Contractor may invoice AIL for the applicable Milestone Payment. Each invoice shall be accompanied by Contractor's written certification that each Milestone to which the invoice relates has been fully and successfully completed in accordance with the Milestone Acceptance Criteria.


        (b) In accordance with the payment schedule set forth in Section 14.2(a), Contractor will invoice AIL or the applicable Service Provider for amounts due pursuant to this Agreement for such Gateways. Such invoice shall include invoice date, Order number, Gateway Terminals part numbers and descriptions, quantities, unit prices and total amount due.


        (c) For deliverables provided by Contractor (as mutually agreed by the Parties and other than those required hereunder or under the
               SOW), Contractor will invoice AIL upon delivery or at such time as otherwise mutually agreed. For Services (other than those required hereunder or under the SOW), Contractor will invoice AIL upon completion of the performance of such Services or at such times as mutually agreed. For annual Extended Warranty Services, Contractor will invoice AIL quarterly in advance. For Contractor's fees and expenses to be reimbursed by AIL hereunder, such as travel and per diem expenses, Contractor will invoice AIL monthly in arrears. All such invoices shall include invoice date, Order number, description, quantities, unit prices and total amount due. For invoices where the prices are not set forth in the Agreement, Contractor shall provide upon request, the calculations utilized to establish any charges and supporting details and information as to charges; provided, however that to the extent that a firm pricing quotation previously delivered to AIL by Contractor expressly provides such calculations, details and information, Contractor may cross-reference such quotation in the applicable invoice in lieu of Contractor including such calculations, details or information, as applicable.


        (d) Invoices shall separately state the amounts of any taxes as set forth in Section 13.4(c) that Contractor is collecting from AIL.


14.4    PAYMENT DUE.


        (a) Subject to Section 20.3, and the other provisions of this Article 14, invoices provided for under Section 14.3 and properly submitted to AIL pursuant to this Agreement shall be due and payable by AIL within thirty (30) days after receipt by AIL. Milestone Payments will be considered due and payable when the corresponding Milestone is Accepted by AIL as evidenced in a written notification from AIL to Contractor, which notification shall be issued promptly following AIL's Acceptance of the applicable Milestone.


        (b) All amounts due and payable to Contractor under this Article 15 shall be paid, at AIL's option, either (i) by check payable to the order of Contractor or (ii) by electronic funds transfer to Contractor from account(s) designated by AIL.


        (c) Invoices for payment ***hereunder and any other undisputed amounts owed by Contractor to AIL shall be due and payable by Contractor within thirty (30) days after receipt of an invoice by Contractor.


        (d) All undisputed payments made after the due date hereunder will be subject to an interest charge at an annual interest rate equal to ***, for each calendar day the payment is overdue until the date payment is made.


        (e) All disputed payments required to be made by AIL (as determined after resolution of such dispute) shall be made within thirty
               (30) days after the dispute is resolved in accordance with
               Section 14.8.


14.5    ACCOUNTABILITY.


        Contractor shall maintain complete and accurate records of and supporting documentation for the amounts billable to and payments made by AIL hereunder, in accordance with Article 17 and with generally accepted accounting principles applied on a consistent basis. Contractor agrees to provide AIL with documentation and other information with respect to each invoice as may be reasonably requested by AIL to verify accuracy of the invoices and compliance with the provisions of this Agreement.

14.6    PRORATION.


        Except as expressly provided herein, periodic charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month.


14.7    SET OFF.


        With respect to any amount to be paid by a Party hereunder, under this Agreement or any other agreement between the Parties, the Party may set off against such amount any amount that the other Party is obligated to pay such Party hereunder or thereunder.


14.8    DISPUTED CHARGES.


        Subject to Section 14.7, AIL shall pay undisputed charges when such payments are due under this Article 14. AIL may withhold payment of particular charges that AIL disputes in good faith. AIL will notify Contractor in the event it disputes any charges hereunder within ten
        (10) days of receipt of the invoice for such disputed charges and will set forth its reasons in reasonable detail for such dispute in such notification. All disputes under this Section shall be resolved in accordance with Article 22 below. If AIL is found liable to make the disputed payment, AIL will pay late payment charges in accordance with
        Section 14.4(d).


14.9    ENCUMBRANCES.


        Contractor shall not perfect any Lien upon any Gateway Terminals, Equipment or Software provided pursuant to this Agreement except as otherwise expressly permitted by this Agreement. All Gateway Terminals provided to AIL and its Service Providers shall be free and clear of all Liens in accordance with Section 9.6, subject to Section 23.18.


15.     INFORMATION; CONFIDENTIALITY


15.1    CONTRACTOR INFORMATION.


        (a) Contractor Background Information and Contractor Foreground Information shall be and remain the property of Contractor or its licensors, as the case may be and, subject to Subsection 15.3(c), shall constitute Confidential Information of Contractor. AIL shall not possess or assert any Lien against or to Contractor Background Information or Contractor Foreground Information. No Contractor Background Information or Contractor Foreground Information, or any part thereof (excluding Joint Confidential Information), shall be sold, assigned, leased, or otherwise disposed of to third parties by AIL or commercially exploited by or on behalf of AIL, its employees, vendors, contractors or agents, except as expressly provided herein.


15.2    AIL INFORMATION.


        (a) AIL Background Information and AIL Foreground Information shall be and remain the property of AIL or its licensors, as the case may be and, subject to Subsection 15.3(c), shall constitute Confidential Information of AIL. Contractor shall not possess or assert any Lien against or to any AIL Background Information or AIL Foreground Information. No AIL Background Information or AIL Foreground Information, or any part thereof (excluding Joint Confidential Information), shall be sold, assigned, leased, or otherwise disposed of to third parties by Contractor or commercially exploited by or on behalf of

               Contractor, its employees, vendors, contractors or agents, except as expressly provided herein.


        (b) Upon AIL's request, but subject to any continuing need of Contractor to fulfill its obligations hereunder, the termination or expiration of this Agreement (in whole or in part) for any reason (including termination for Cause as provided in Section 22.1) or, with respect to any particular data, on such earlier date that the same shall be no longer required by Contractor in order to render the Services hereunder, such AIL Confidential Information (including copies thereof) shall be promptly returned to AIL by Contractor in a form reasonably requested by AIL or, if AIL so elects, shall be destroyed. Contractor shall certify to AIL in writing that Contractor has fully complied with the letter and the spirit of this Subsection.


        (c) AIL Confidential Information shall not be utilized by Contractor for any purpose other than that of performing its obligations hereunder.


15.3    CONFIDENTIALITY.


        (a) Confidential Information. Contractor and AIL each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party which such Party considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this Agreement and subject to Subsection (c)(i) of this Section, "Confidential Information" means all information, in any form, furnished or made available directly or indirectly by one Party to the other, including such information developed by either Party hereunder and used in or with the Gateway Terminals, which is marked confidential, restricted, proprietary, or with a similar designation, including all AIL Background Information, AIL Foreground Information, Contractor Background Information and Contractor Foreground Information. Confidential Information also shall include, whether or not designated "Confidential Information", (i) all specifications, designs, documents, correspondence, software, documentation, Source Code, Escrowed Materials, data and other materials and work products produced by either Contractor or its Subcontractors in the course of performance of this Agreement,
               (ii) all information concerning the operations, affairs and businesses of a Party, the financial affairs of a Party, and the relations of a Party with its customers, employees and service providers (including customer lists, customer information, account information and consumer markets), (iii) software provided to a Party by or through the other Party; and (iv) other information, systems designs and architecture, and data stored on magnetic media or otherwise or communicated orally by either Party, which a reasonable person would assume to be confidential, and obtained, received, transmitted, processed, stored, archived, or maintained by the other Party under this Agreement.


        (b)    Obligations.


               (i) Each Party's Confidential Information shall remain the property of that Party or its licensors except as expressly provided otherwise by the other provisions of this Agreement. AIL and Contractor shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided that the Parties may disclose such

                      Confidential Information to entities performing services required hereunder including subcontractors, suppliers or agents where (i) use of such entity is permitted to be used under this Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in this
                      Section 15.3.


               (ii) As requested by AIL during the Term and upon expiration or any termination of this Agreement (in whole or in part) and completion of Contractor's obligations under this Agreement subject to Contractor's continuing need to fulfill its obligations hereunder, Contractor shall return or destroy, as AIL may direct in writing, all material in any medium that contains, refers to, or relates to AIL Confidential Information, and retain no copies. Contractor shall certify to AIL in writing that it has complied with the spirit and the letter of this Subsection.


               (iii) Each Party shall take reasonable steps to ensure that its employees comply with this Section 15.3.


               (iv) In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party shall notify the furnishing Party promptly upon becoming aware thereof.


        (c)    Exclusions.


               (i) "Confidential Information" shall exclude any particular information which Contractor or AIL can demonstrate (1) was, at the time of disclosure to it, in the public domain; (2) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party; (3) was in the possession of the receiving Party at the time of disclosure to it; (4) was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or (5) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party. In addition, a Party shall not be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy any legal requirement or regulations of a competent government body provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party promptly and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.


               (ii) Either Party may disclose the terms and conditions of this Agreement to third parties that (1) have expressed a bona fide interest in consummating a significant financing, merger or acquisition transaction between such third parties and the disclosing Party, (2) have a reasonable ability (financial and otherwise) to consummate such transaction, and (3) have executed a nondisclosure agreement that includes within its scope the terms and conditions of this Agreement. Each Party shall endeavor to delay the disclosure of the terms and conditions of this Agreement until the status of discussions concerning such transaction warrants such disclosure. In addition, either Party may disclose the terms and conditions of this Agreement to its subcontractors, suppliers and agents under confidentiality obligations having a need to know.


        (d) Loss of Confidential Information. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party shall promptly, at its own expense: (i) notify the furnishing Party in writing; (ii) take such actions as may be necessary or reasonably requested by the furnishing Party to minimize the violation; and
               (iii) cooperate in all reasonable respects with the furnishing Party to minimize the violation and any damage resulting therefrom.


        (e) No Implied Rights. Nothing contained in this Section shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party.

16.     EXAMINATION AND AUDIT OF INFORMATION; RECORDKEEPING


16.1    EXAMINATION AND AUDIT RIGHTS.


        Contractor grants AIL the right to review, examine and/or audit Contractor's and Subcontractors' business and financial information relating to this Agreement as necessary to verify Contractor's performance hereunder, including manufacturing operations, quality control, production capacity and capability, failure rates, repairs and replacements, and responsiveness and/or costs and expenses of termination or travel and related living changes hereunder, and AIL may employ, at AIL's expense, a mutually agreed-upon major accounting firm to conduct any review, examination or audit of those travel and related costs and expenses. If a review, examination or audit of financial information reveals overcharges in excess of ***, Contractor shall pay the costs and expenses of the review, examination or audit.


16.2    RECORDKEEPING OBLIGATIONS.


        Contractor shall maintain complete and accurate records of and supporting documentation for all invoices submitted by Contractor under this Agreement, for out-of-pocket expenses or if AIL has agreed to pay Contractor for hours expended for services billable on a rated basis to AIL, in accordance with generally accepted accounting principles applied on a consistent basis. Except for costs associated with expenses AIL has agreed to reimburse Contractor on an out-of-pocket expense basis, AIL will not be entitled to audit Contractor's cost information concerning the cost to produce the Gateway Terminals and Services provided under this Agreement. Contractor agrees to provide AIL with documentation and other information with respect to each such invoice as may be reasonably requested by AIL to verify accuracy and compliance with the provisions of this Agreement. Upon AIL's reasonable request, AIL and its authorized agents and representatives shall have access to such business and financial records for purposes of review, examination and/or audit during normal business hours during the Term and for a period of three
        (3) years after such costs or expenses were incurred and paid for. In the event any overpayment is made by AIL under this Agreement, either discovered during a review, examination, audit or otherwise, Contractor shall promptly pay AIL the amount of such overcharge, along with interest at Prime Rate from the date such payments were originally made.

17.     REPRESENTATIONS AND WARRANTIES


17.1    PASS-THROUGH WARRANTIES.


        Contractor will from time to time provide certain Gateway Terminals, Equipment and Software for which Contractor is entitled to warranties from the manufacturers, lessors or licensors of such items. Contractor shall pass through to AIL and its Service Providers that purchase Gateway Terminals, Equipment or Software the benefits of such warranties to the extent that Contractor is able pursuant to any agreements between Contractor and such manufacturers, lessors or licensors.


17.2    WORK STANDARDS.


        Contractor warrants that the Services shall be rendered with promptness and diligence and shall be executed in a workmanlike manner, in accordance with the practices and high professional standards used in well-managed operations performing services similar to the Services. Contractor also warrants that it shall use adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the Services.


17.3    GATEWAY TERMINAL AND SERVICES WARRANTIES.


        Contractor warrants to AIL as follows and AIL may incorporate such warranties into its agreements with Service Providers to which AIL supplies Gateway Terminals, with AIL as the warranting Party. Contractor will include with each Gateway Terminal shipped to AIL appropriate documentation that sets forth Contractor's warranty policy to Service Providers.


        (a) Contractor warrants that Gateway Terminals provided under this Agreement shall be free from defects in material and workmanship, and shall operate in accordance with the SOW, Documentation and applicable Standards (all in effect at the time of delivery) upon delivery and during the Warranty Period. Contractor further warrants that Gateway Terminals provided hereunder shall be free of any defect in design, during the Warranty Period, that results in non-conformance of a Gateway Terminal to the SOW and applicable Standards in effect at the time of delivery. Contractor further warrants that the Gateway Terminals are built in accordance with the applicable requirements set forth in the SOW.


        (b) Contractor represents, warrants and covenants that all Gateway Terminals provided hereunder shall be new, not refurbished or re-manufactured. Notwithstanding the foregoing, Contractor may use refurbished or re-manufactured parts for warranty repair or replacement actions.


        (c) Contractor warrants that it shall maintain the Gateway Terminals such that the Gateway Terminals conform to the SOW (in effect at the time of delivery) during the Warranty Period. Such maintenance shall include:


               (i) in accordance with the procedures set forth in Schedule 7, perform repairs on Gateway Terminals, including any repairs required by third party manufacturers and any repairs recommended by third party manufacturers and required for the intended operation of the Gateway Terminals;

               (ii) providing any release, update, alteration, modification, enhancement or improvement that is generally available to Contractor's other customers under warranty or extended warranty for the same Gateway Terminal;


               (iii) providing code corrections or maintenance patches (including all bug fixes, error correction, revisions, modifications, and maintenance recommended by third party vendors) will be supplied to correct a Defect in order to bring the Software into conformance with the SOW. Contractor shall also replace the Software if the media is destroyed or damaged unless and to the extent the damage is on account of AIL's or its Service Providers' improper use (which shall not be improper use if used in accordance with the documentation or as instructed by Contractor's) or through no fault of Contractor and as a result such Software are unusable or fail to operate in accordance with the SOW;


               (iv) providing telephone and email support and basic fault isolation assistance to AIL and its Service Providers, at no charge during the Warranty Period, in order to document such parties' functional or operational problems with the Gateway Terminals and to assist Gateway Terminal maintenance personnel in isolating faults. Such telephone logging and email support and basic fault isolation assistance shall be provided on a 24 hour, 7 days per week, 365 days per year basis via Contractor's help desk. To the extent required and requested by AIL for assistance beyond basic fault isolation, Contractor's technical engineering support is available 8:00 a.m. to 8:00 p.m. EST during normal business days at the rates set forth in
                      Schedule 9. In addition, Contractor's after-hours technical engineering support is available on a 24 hour, 7 days per week, 365 days per year basis for major problems as determined by AIL at the rates set forth in Schedule 9. Contractor shall provide a single contact number for AIL and its Service Providers to use the telephone and email support and mutually agreed upon procedures shall be utilized for AIL to request technical assistance which will result in charges to AIL;


               (v) in the event AIL requests technical assistance be provided on-site at a Gateway location, Contractor shall provide such assistance at the rates set forth in Schedule 9, subject to the provisions of Section 11.3(a)(iv);


               (vi) inspection, diagnosis and repair or replacement of failed equipment at the Gateway site for components that are not field-replaceable units. Contractor shall bear the travel and labor costs associated with such Warranty inspection, diagnosis, and repair or replacement of failed equipment at the Gateway site for the *** of such Warranty services provided during the Term. Thereafter, AIL shall pay the travel and labor costs associated with such Warranty services at Gateway sites at the rates provided in
                      Schedule 9; and


               (vii) during the Initial Warranty Period, if Contractor is required under the Agreement to repair a particular component or subassembly of the Gateway Terminals more than ***times in any rolling ***period, Contractor shall replace such component or subassembly, as the case may be, in its entirety at no charge.


        (d) Contractor represents and warrants that it shall offer to AIL and its Service Providers the post-warranty support and repair services described in Section 11.3(c) and as set forth in
               Schedule 10 attached hereto and maintain the availability of Gateway Terminals parts and sub-parts, consistent with the Gateway Terminals redundancy design, for a period of the later of (i) expiration of all applicable Extended Warranty Periods ***Gateway Terminals under this Agreement. Subject to the foregoing support periods, Contractor shall provide to AIL written notification at least six
               (6) months prior to the discontinuation of manufacture of any Gateway Terminals components associated with this Agreement to permit AIL a last time purchase opportunity. Contractor acknowledges and agrees that it shall not utilize this "discontinuation" provision as a means to cease supplying Gateway Terminals during the Term.


        (e) Contractor warrants that all Gateway Terminals, including all updates, upgrades and revisions to Gateway Terminals and/or Software, shall be backward compatible to existing Production Gateway Terminals or prior releases so that all applications and other items that can be used in connection with the Gateway Terminals at any time can be used in connection with future Gateway Terminals in materially the same manner and with materially equivalent performance. In addition, all updates, upgrades and revisions to Gateway Terminals and/or Software, shall be fully integrated, compatible and operational with the AIL System, and shall be built in accordance with the applicable Standards. Gateway Terminals upgrades to implement Software enhancements or improvements that AIL desires to implement shall be provided to AIL at mutually agreed upon prices, schedules and rates.


        (f) Contractor warrants, to its actual knowledge, that the Gateway Terminals, the Services and the other deliverables provided by Contractor to AIL hereunder do not and shall not infringe upon any third party Intellectual Property Rights.


        (g) Contractor shall provide appropriate technical resources to AIL's or its Service Providers' appropriate personnel in order to resolve any problem that AIL or a Service Provider cannot resolve through help desk support, including engineering support, field engineering, remote on-site repair, - training and field service support for errors or problems that cannot be remotely diagnosed and cured in accordance with Section 17.3(c). Such technical resources shall be provided at Contractor's then-current time and materials rates, except as provided in Schedule 9.


        (h) In the event of a breach of the foregoing representations, warranties and covenants during the Warranty Period and upon written notice from AIL describing the breach, Contractor shall at no charge to AIL: (i) in the case of Gateway Terminals, repair or replace, at Contractor's discretion, such Gateway Terminals so that they are compliant with the warranty as set forth in Section 17.3(a), and (ii) in the case of Services, immediately re-perform the Services. In the event Contractor fails to repair or replace such Gateway Terminals or to perform such Services, AIL reasonably may do so at Contractor's expense.


        (i) The foregoing representations and warranties will not apply if and to the extent, and so long as not caused by Contractor or its Subcontractors or agents, where:


               (i) Defects in Gateway Terminals delivered hereunder or infringement of any third party Intellectual Property Rights are caused by alteration, modification, or repair by any person other than Contractor or its Subcontractors or agents or due to an act of God; provided, however, the foregoing exclusion shall not apply with respect to AIL or AIL's subcontractors' making of minor changes or if an alteration, modification or repair is authorized by the Documentation and performed in accordance with such Documentation or otherwise by Contractor or its Subcontractors or agents in writing;


               (ii) Defects are caused by AIL or AIL's suppliers or subcontractors mishandling or abuse, excluding specifically Contractor, its Affiliates and their suppliers and Subcontractors;


               (iii) Defects are caused from improper operation, interconnection or installation by any person other than Contractor or its Subcontractors; or


               (iv) infringement of any third party Intellectual Property Rights is caused by the combination of a Gateway Terminal or the Software and technology or software of any other party, other than software or technology provided or required by Contractor for use of the Gateway Terminals with the AIL System, where no infringement would have occurred without such combination, unless (i) AIL did not have actual knowledge of such infringement, (ii) Contractor had actual knowledge of such infringement and
                      (iii) Contractor failed to disclose the infringement to AIL.


17.4    REVIEWS.


        (a) Periodic Reviews. Upon six (6) months after the date of Acceptance of the First Article Gateway Terminal, and at least annually thereafter, AIL and Contractor shall review Contractor's performance of its warranty obligations hereunder and shall make adjustments to its performance as may be mutually agreed by the Parties.


        (b) Special Reviews. If AIL determines that there is a recurring Defect in Gateway Terminals, AIL will notify Contractor of such Defect and Contractor, along with Subcontractor, if applicable, shall promptly meet with AIL and propose a mutually acceptable corrective action plan to correct the Defect at Contractor's expense.


17.5    MEASUREMENT AND MONITORING TOOLS.


        Contractor shall utilize the necessary measurement and monitoring tools and procedures required to measure and report Contractor's provision of warranty services hereunder. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with Contractor's warranty obligations hereunder, and shall be subject to review, examine and/or audit by AIL. Contractor shall provide AIL with such information upon request, for purposes of verification and improvement.


17.6    DOCUMENTATION.


        Contractor warrants that all Documentation provided by Contractor shall be accurate, complete and written in a manner specified in the SOW.


17.7    EFFICIENCY AND COST EFFECTIVENESS.


        Contractor warrants that it shall use its reasonable efforts to use efficiently the resources or services necessary to provide the Gateway Terminals and the Services. Contractor warrants that it shall use its reasonable efforts to perform the Services and develop, manufacture and deliver the Gateway Terminals in a cost-effective manner consistent with the required level of quality and performance.

17.8    INDUCEMENTS.


        Neither Party has offered or provided, nor will it offer or provide, any inducements in violation of law, including the Foreign Corrupt Practices Act or other corrupt practices laws, or of any written AIL policy provided to Contractor in connection with this Agreement.


17.9    OWNERSHIP OR USE.


        (a) Contractor represents, warrants and covenants that it is either the owner of, or authorized to distribute, sublicense and use, the Contractor Confidential Information as provided herein.


        (b) Contractor represents, warrants and covenants that AIL shall receive marketable title to all Gateway Terminals provided pursuant to this Agreement and shall be entitled to the rights of possession and quiet enjoyment thereto, free of any Liens, except to the extent otherwise expressly provided by this Agreement.


17.10   AUTHORIZATION.


        Each Party represents and warrants to the other that:


        (a) it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;


        (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party; and


        (c) it is not subject to any contractual or other obligation that would prevent it from entering into this Agreement.


17.11   VIRUSES.


        Contractor warrants that no Viruses are coded or introduced into any Software or Gateway Terminals at time of delivery. If a Virus is found in any Software or a Gateway Terminal, which was present at the time of delivery, Contractor, at no additional charge to AIL or any Service Provider, shall remove such Virus and use its best efforts to assist AIL in reducing the effects of the Virus and, if the Virus causes a loss of operational efficiency or loss of data, to assist AIL to the same extent to mitigate and restore such losses.


17.12   DISABLING CODE.


        Contractor warrants that no code, device or routine (including, without limitation, time bombs, back doors or drop dead devices) that would have the effect of disabling or otherwise shutting down all or any portion of any Software or Gateway Terminals are coded or introduced into any Software or Gateway Terminals at the time the Software or Gateway Terminals is delivered by Contractor ("Disabling Code"), unless AIL authorizes Contractor to include any such code. If any such unauthorized Disabling Code is found in any Software or Gateway Terminals, Contractor, at no additional charge to AIL or any Service Provider, shall remove such Disabling Code and use its best efforts to assist AIL in reducing the effects of the Disabling Code and, if the Disabling Code causes a loss of operational efficiency or loss of data, to assist AIL to the same extent to mitigate and restore such losses. Contractor shall not invoke any Disabling Code at any time, including upon expiration or termination of this Agreement (in whole or in part) for any reason, without AIL's prior written consent.


17.13   YEAR 2000.


        Contractor represents and warrants that the Gateway Terminals are Year 2000 Compliant.


17.14   DISCLAIMER.


        EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.


18.     INSURANCE


        Contractor shall during the Term have and maintain in force the following insurance coverages:


        (a) Worker's compensation insurance (including occupational illness or disease coverage, or other similar social insurance in accordance with the law of the state exercising jurisdiction over the employee), and employer's liability insurance with a minimum limit of the higher of ***per occurrence, and (ii) any amount required by law.


        (b) Automotive Liability Insurance covering use of all owned, non-owned, and hired automobiles with a minimum combined single limit of ***per occurrence for bodily injury and property damage liability. This policy shall be endorsed to name AIL as additional insured.


        (c) Commercial general liability insurance, including products, completed operations liability and personal injury, contractual liability and broad form property damage liability coverage for damages to any property with a minimum combined single limit of ***per occurrence.


        (d) All Risk Property Insurance (with AIL as loss payee as its interests appear) on equipment, data, media and valuable papers, including extra expense coverage, with a minimum limit adequate to cover such risks on a replacement cost basis.


        (e) Umbrella Liability Insurance with a minimum limit of *** in excess of the insurance under policies indicated in Subsections
               (a), (b) and (c).


        (f)    Professional liability, errors and omissions insurance.


        The foregoing insurance coverages shall be primary and non-contributing with respect to any other insurance or self insurance which may be maintained by AIL, and shall be endorsed to AIL as an additional insured with the exception of Subsection 18(f) above and Workers Compensation. Contractor shall cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under this Agreement are maintained in force and that not less than thirty
        (30) days written notice shall be given to AIL prior to any modification, cancellation or non-renewal of the policies. The insurers selected by Contractor shall have an A.M. Best rating of A-XII or better or, if such ratings are no longer available, with a comparable rating from a recognized insurance rating agency.

19.     INDEMNITIES


19.1    INDEMNITY BY CONTRACTOR.


        Contractor shall indemnify, defend and hold harmless AIL and its affiliates and their respective officers, directors, employees, agents, successors, and assigns from any and all Losses arising out of any of the following:


        (a) third party claims arising out of Contractor's performance hereunder, including breach of this Agreement;


        (b) third party claims arising out of Contractor's failure to observe or perform any duties or obligations to third parties, including its Subcontractors;


        (c) third party claims arising out of the manufacture, distribution, or intended use of Gateway Terminals, due to Contractor's negligence or willful misconduct;


        (d) third party claims (including claims by any employee, agent, customer, business invitee or business visitor or other person) for death or personal injury caused by the tortious conduct of Contractor or its Affiliates;


        (e) claims for damage to real or tangible property caused by the tortious conduct of Contractor or its Affiliates;


        (f) Contractor's breach of its obligations with respect to AIL Confidential Information;


        (g) third party claims for infringement of Contractor's Intellectual Property Rights;


        (h) governmental claims arising out of Contractor's failure to comply with applicable law or to obtain those permits it is required to obtain under the Contract;


        (i) any claim, demand, charge, action, cause of action, or other proceeding asserted against the indemnitee but resulting from an act or omission of the indemnitor in its capacity as an employer of a person.


19.2    INDEMNITY BY AIL.


        AIL agrees to indemnify, defend and hold harmless Contractor and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses from claims arising from, in connection with, or based on allegations of any of the following:


        (a) third party claims arising out of AIL's performance hereunder, including breach of this Agreement;


        (b) third party claims arising out of AIL's failure to observe or perform any duties or obligations to third parties;


        (c) third party claims arising out of AIL's breach of its obligations with respect to Contractor Confidential Information;

        (d) third party claims (including claims by any employee, agent, customer, business invitee or business visitor or other person) for death or personal injury caused by the tortious conduct of AIL or its Affiliates;


        (e) claims for damage, loss or destruction of any real or tangible personal property caused by tortious conduct of AIL or its Affiliates;


        (f) third party claims for infringement of AIL's Intellectual Property Rights;


        (g) any claim, demand, charge, action, cause of action, or other proceeding asserted against the indemnitee but resulting from an act or omission of the indemnitor in its capacity as an employer of a person; and


        (h) claims of infringement of third party Intellectual Property Rights, alleged to have occurred because of AIL-furnished equipment or components, if any, or other resources provided by AIL directly to Contractor for incorporation into the Gateways or Gateway Terminals.


19.3    INFRINGEMENT.


        If any item used by Contractor to provide the Gateways or Services, or contained in any Gateway Terminals, becomes, or in Contractor's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, in addition to indemnifying AIL as provided in this Article 20 and to the other rights AIL may have under this Agreement, Contractor shall, promptly at Contractor's expense:


        (a)    secure the right to continue using the item; or


        (b) if the action described in Subsection (a) cannot be accomplished by Contractor, replace or modify the item to make it non-infringing, provided that any such replacement or modification will not degrade the performance or quality of the affected Gateways or Services; or


        (c) if the action described in Subsection (b) of this Section cannot be accomplished by Contractor, and only in such event, provide AIL with a refund equal to the lesser of (A) AIL's cover costs and expenses to replace the affected Gateway Terminals or Services and (B) the total amounts paid hereunder for the affected Services and Gateway Terminals, less reasonable depreciation. With respect to Gateway Terminals, such payment shall be made contemporaneously with AIL's removal of such Gateway Terminals from AIL's network.


19.4    INDEMNIFICATION PROCEDURES.


        With respect to third party claims, the following procedures shall apply:


        (a) Notice. Promptly after receipt by any entity entitled to indemnification under Sections 19.1 through 19.3 of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").


        (b) Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.


        (c) Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend and/or settle the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such Losses.


19.5    SUBROGATION.


        In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to Sections 19.1 through 19.3, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.


20.     LIABILITY


20.1    GENERAL INTENT.


        Subject to the specific provisions of this Article 21, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by this Agreement.


20.2    LIABILITY RESTRICTIONS.


        (a) SUBJECT TO SUBSECTIONS (b), (c) AND (d) OF THIS SECTION, IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES, INCLUDING LOST PROFITS OR REVENUES, EVEN IF

               SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.


        (b) The limitations set forth in:


               (i) Subsection (a) of this Section shall not apply with respect to claims and damages occasioned by improper or wrongful termination of this Agreement by Contractor or improper or wrongful abandonment of the work by Contractor under this Agreement; and


               (ii) Subsection (a) of this Section shall not apply with respect to claims and damages with respect to (1) claims that are the subject of indemnification pursuant to
                      Article 20, (2) willful misconduct, or (3) any breach of
                      Article 16 hereof.


        (c) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY HEREUNDER, UNDER ANY THEORY OF LIABILITY EXCEPT WILLFUL MISCONDUCT, FOR LOSSES, CLAIMS, DAMAGES, COSTS AND EXPENSES IN THE AGGREGATE THAT EXCEED (i) IN THE CASE OF CONTRACTOR'S LIABILITY, THE AGGREGATE AMOUNTS PAID BY AIL TO CONTRACTOR HEREUNDER, AND (ii) IN THE CASE OF AIL'S LIABILITY, THE AGGREGATE AMOUNTS PAID BY AIL, AND UNPAID AMOUNTS WHICH ARE DUE AND OWING FROM AIL, TO CONTRACTOR HEREUNDER.


        (d) Each Party shall have a duty to use commercially reasonable efforts to mitigate damages for which the other Party is responsible.


20.3    FORCE MAJEURE.


        (a) No Party shall be liable for any failure or delay in the performance of its obligations under this Agreement if and to the extent it is caused by fire, flood, lightning, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, or any other cause beyond the reasonable control of such Party, including import/export issues; provided, however, that the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (any of the foregoing, a "Force Majeure Event").


        (b) In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) business days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.


        (c) If any Force Majeure Event substantially prevents, hinders, or delays Contractor's performance for more than sixty (60) consecutive days, then at AIL's option, AIL may terminate or modify any affected portion of any Order, or terminate any affected portion of this Agreement, and the charges payable hereunder shall be appropriately adjusted to reflect such termination. Further, if any Force Majeure Event substantially prevents, hinders, or delays Contractor's performance for more than one hundred fifty (150) consecutive days, then at AIL's option, AIL may terminate this Agreement without liability to Contractor as of a date specified by AIL in a written notice of termination to Contractor. Neither Party shall have the right to any additional payments from the other Party for costs or expenses incurred by the other Party as a result of any Force Majeure Event.


        (d) Notwithstanding the foregoing Subsections in this Section 20.3, if the U.S. Federal Communications Commission or other U.S. or foreign regulatory or governing body rescinds or otherwise invalidates AIL's communications license or fails to issue such license in due course, which substantially impairs the economic viability of AIL (any of the foregoing, a "Regulatory Force Majeure Event"), the Parties agree to renegotiate this Agreement on commercially reasonable and mutually acceptable terms in light of the effects arising from the Regulatory Force Majeure Event, to the extent such Regulatory Force Majeure is not caused by the gross negligence or willful misconduct of AIL.


20.4    EXCUSABLE DELAY.


        Either (i) the occurrence of a Force Majeure Event that prevents Contractor from performing its obligations hereunder, or (ii) the material adverse effect to Contractor's ability to timely perform its obligations hereunder caused by AIL's failure to timely meet its obligations hereunder following the applicable cure period after written notice is received by AIL describing AIL's failure, shall constitute "Excusable Delay" hereunder. In the event of Excusable Delay, Contractor may stop work until Contractor can resume performance following the Force Majeure Event in accordance with Section 20.3 hereof or AIL resumes or cures performance, as the case may be. In addition, Contractor shall be entitled to an appropriate adjustment in the Milestone Dates or applicable production schedule for any Excusable Delay and, in the event of an Excusable Delay caused by AIL's failure to perform its obligations hereunder, an appropriate price adjustment as mutually agreed by the Parties. Price adjustments shall account only for the net non-recurring, production and other related cost impact incurred by Contractor as a result of the change plus a reasonable profit thereon not to exceed ***. Contractor will provide reasonably detailed proposal back-up price data to support its claim for such adjustment.


20.5    AIL'S FAILURE TO PERFORM.


        AIL's failure to perform any of its responsibilities set forth in this Agreement (other than AIL's obligations to pay undisputed amounts under Section 15.4) shall not be grounds for termination by Contractor. The foregoing sentence shall not limit Contractor's right to claim that AIL's failure to perform is a material breach for any other purpose under this Agreement. Contractor's nonperformance of its obligations under this Agreement shall be excused if and to the extent (i) such Contractor nonperformance results from AIL's failure to perform its responsibilities, (ii) Contractor provides AIL with reasonable notice of such nonperformance, and (iii) Contractor uses commercially reasonable efforts to perform its obligations notwithstanding AIL's failure to perform.


20.6    AIL'S SUSPENSION OF WORK.


Notwithstanding the foregoing Section 20.5, AIL, by written notice, may at any time suspend work (including suspension of production work, delivery of Gateway Terminals and payment therefor, excluding suspensions due to catastrophic failures of satellites) for a period not to exceed one hundred eighty (180) days, and for further periods agreed to by the Parties. The Parties will agree to appropriate adjustments to the Purchase Price, delivery schedule and Milestones, but only to the extent that Contractor demonstrates that such suspension results in an increase in the cost to Contractor and a delay in performance hereunder. Such suspension of work shall not be considered a failure to perform or breach of this Agreement. Notwithstanding the foregoing, if AIL suspends work more than three (3) times during any five (5) consecutive year period of the Term (excluding suspensions due to catastrophic failures of satellites), Contractor, at Contractor's election, may require upon written notice to AIL that AIL terminated this Agreement for its convenience and in accordance with Section 22.2. The Parties shall work together to minimize the impact of such suspension on pricing, delivery schedule and Contractor's performance (and AIL's liability in the event of termination). Any such suspension does not excuse AIL from paying undisputed amounts.


21.     DISPUTE RESOLUTION


        Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by Contractor or AIL, shall be resolved as provided in this Article 21. Notwithstanding any other provision of this Agreement, Contractor shall***, Contractor, at its election, shall be entitled to royalties on commercially reasonable terms pursuant to a license agreed to by the Parties or by an arbitrator in the event the Parties are unable to agree upon the terms of such license in addition to all damages and remedies available to Contractor at law, equity or otherwise, ***


21.1    INFORMAL DISPUTE RESOLUTION.


        Subject to Subsection 21.3, prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally pursuant to this Section 21.1. Upon the written request of a Party, each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.


        (a) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.


        (b) During the course of discussion, all reasonable requests made by one Party to another for nonprivileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position.


        (c) The specific format for the discussions shall be left to the discretion of the designated representatives.


        (d) If the designated representatives fail to resolve the dispute, the Parties agree to escalate the dispute resolution process to a higher executive level, and then to the CEO level. Each level of informal dispute resolution will be allowed no more than fifteen
               (15) days, unless otherwise mutually agreed by the Parties.

21.2    ARBITRATION.


        Subject to Subsection 21.3, if the Parties fail to resolve a dispute pursuant to Section 21.1 above, the Parties agree to pursue binding arbitration as the sole remedy of any dispute hereunder. Each Party shall designate one (1) arbitrator, provided that the arbitrator(s) selected shall be knowledgeable in the telecommunications field. The two
        (2) designated arbitrators shall then choose a third arbitrator, who shall be the head of the panel of arbitrators, and the panel of three
        (3) arbitrators shall hear and resolve the dispute. The rules and regulations to be followed shall be those of the Center for Public Resources, or its successor, in effect on the date of delivery of the demand for arbitration. The Parties expressly agree that the arbitrators shall have the authority to issue appropriate relief; provided, however, that the arbitrators shall not have the power to issue punitive or other special or exemplary damages. The decision of the arbitrators shall be final and binding on both Parties and their respective successors and permitted assigns, and such decision may be enforced by any court having jurisdiction over the Party against whom the award is rendered. Each Party shall pay the fees of its own attorneys, experts and the expenses of its witnesses. All other costs and expenses of the arbitration, including the costs and expenses of recording the transcripts thereof, if any, administration fees and all other fees, costs and expenses, shall be borne equally by the Parties. All arbitration proceedings will be conducted in Washington, D.C. Contractor agrees to be joined in any other arbitration or proceeding involving another entity under contract to AIL or Contractor relating to the AIL System where performance of Contractor under this Agreement or of the Gateway Terminals is at issue so as to resolve any disputes efficiently. If joined in any such arbitration or proceeding, Contractor hereby agrees to be subject to the decisions of the arbitrator(s) already chosen by the original parties to such arbitration or proceeding, and Contractor hereby waives its right to choose an arbitrator as provided herein.

21.3    INJUNCTIVE RELIEF.


        Notwithstanding Subsections 21.1 or 21.2, AIL may obtain preliminary or temporary injunctive relief, including specific performance, or relief in and of arbitration at any time from a court of competent jurisdiction where immediate irreparable harm to the AIL System or AIL's business is threatened by Contractor's acts or omissions, but requests for permanent injunctive relief shall be arbitrated pursuant to Section 21.2.


21.4    CONTINUED PERFORMANCE.


        Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved except to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance but a failure to pay undisputed amounts after notice and an opportunity to cure as provided in Subsection 22.1(b) shall permit discontinuance of Contractor's performance obligations solely with respect to the payment failure).


21.5    VENUE AND JURISDICTION.


        Each Party consents to the personal jurisdiction and venue of the Montgomery County Circuit Court, Montgomery County, Maryland, or the United States District Court for the District of Maryland, Greenbelt Division, in the event of any dispute between the Parties arising out of or relating to this Agreement that is permitted under this Article 22 to be resolved by litigation or in the enforcement of any award granted pursuant to this Article 22, and each Party agrees that it shall file any suit against the other Party only in such courts.


22.     TERMINATION


22.1    TERMINATION FOR CAUSE.


        (a)    In the event that Contractor:


               (i)    commits a material breach of this Agreement, including:


                      (1)    failure to make any undisputed payment to AIL;


                      (2) failure to achieve a Milestone after written notice in accordance with Section 5.4;


                      (3) failure to complete a Milestone or other agreed-upon material task within the corresponding Milestone Date or agreed-upon timeframe in accordance with Section 5.5; or


                      (4) failure to complete any of its material obligations hereunder within pre-agreed timeframes;


                          which breach is not cured within thirty (30) days after written notice of breach from AIL to Contractor, unless a different cure period is expressly provided herein for such breach or such breach is not capable of being cured within thirty (30) days;

               (ii) commits a material breach of this Agreement which is not capable of being cured within thirty (30) days and fails to (i) proceed promptly and diligently to correct the breach, (ii) develop within thirty (30) days following written notice of breach from AIL a complete plan for curing the breach (which plan and cure period shall be reviewed by AIL and mutually agreed upon by the Parties), and (iii) cure the breach within the applicable cure period set forth in the plan;


               (iii) commits three (3) breaches of its duties or obligations of the same type, which taken together would constitute a material breach hereof, within any twelve (12) month period for which Contractor has received written notice from AIL and thirty (30) days following receipt of such notice to cure such breaches, and Contractor has failed to cure all such breaches; or


               (iv) ceases to carry on its business; a receiver or similar officer is appointed for Contractor and is not discharged within thirty (30) days; admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit or its creditors or another arrangement of similar import; or proceedings under bankruptcy or insolvency laws are commenced by or against Contractor and are not dismissed within sixty (60) days;


               then AIL may, by giving written notice to Contractor, terminate this Agreement, in whole or in part, as of a date specified in the notice of termination. Contractor shall pay *** as provided in Section 5.6 and Section 6.7, if applicable; shall refund to AIL all or a portion of the Milestone Payments (for services and work that have not been performed by the Termination Date or for services or work that AIL has not Accepted by the Termination Date or for which AIL elects to revoke its Acceptance due to Contractor's uncured material breach hereof), if it defaults during the development phase; shall assign its subcontracts to AIL (to the extent assignable); shall provide termination assistance to AIL as provided in Section 22.4 below; and shall fulfill any other applicable terms as set forth in the Agreement. In addition, following the Termination Date, Contractor agrees to license its Gateway Terminal IP (including the Contractor Background Information and the Gateway Terminal IP for the modem ***) to AIL or its Replacement Vendor as defined in and in accordance with Section 22.3(a) or, at AIL's election, manufacture and/or sell the modem and ***to AIL and its authorized purchasers at commercially reasonable prices.


        (b) In the event that AIL:


               (i) fails to pay Contractor when due undisputed charges under the Agreement and fails to make such payment within thirty
                      (30) days of written notice from Contractor of the failure to make such payment; or


               (ii) ceases to carry on its business; a receiver or similar officer is appointed for AIL and is not discharged within thirty (30) days; admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit or its creditors or another arrangement of similar import; or proceedings under bankruptcy or insolvency laws are commenced by or against AIL and are not dismissed within sixty (60) days;


               Contractor may, by giving written notice to AIL, terminate this Agreement as of a date specified in such notice of termination and any such reason for termination shall be referred to as "Cause". Contractor will also be eligible to receive payment for work performed and reasonable wind-down expenses, as its sole remedy under this Section 22.1(b), not to exceed ***, less amounts already paid.


22.2    TERMINATION FOR CONVENIENCE.


        (a) Termination Date. AIL may terminate this Agreement, in whole or in part, for convenience and without Cause at any time by giving Contractor thirty (30) days prior written notice designating the Termination Date.


        (b) Termination Liability for AIL Purchase Commitment. If AIL elects to terminate this Agreement for convenience in accordance with this Section 22.2 prior to the delivery and payment of the Purchase Commitment, AIL agrees to pay Contractor a termination liability payment in accordance with Schedule 11 less all amounts paid by AIL to Contractor hereunder to up and including the Date of Termination. This Subsection (b) shall be of no further effect after AIL completes the AIL Purchase Commitment. Notwithstanding anything herein to the contrary, AIL's maximum liability and Contractor's sole remedy for termination for convenience under this Section 22.2(b) shall be no greater than ***, less prior payments made by AIL.


        (c) Termination Liability following AIL Purchase Commitment. If AIL elects to terminate this Agreement for convenience in accordance with this Section 22.2 following the completion of the AIL Purchase Commitment, AIL shall be liable to Contractor for all unpaid amounts due and owing for work performed and Contractor's expenses for any outstanding Orders cancelled as a result of termination (determined in accordance with Section 8.6 above). As soon as practicable following the Termination Date, Contractor shall provide AIL with a complete statement of all unpaid amounts due and owing for work performed hereunder and other amounts that are due to Contractor hereunder as of the Termination Date, including termination liability payment set forth above (the "Final Statement"). AIL shall review the Final Statement within thirty (30) days of receipt thereof and, if reasonably satisfactory to AIL, shall pay Contractor within thirty (30) days of approval all or part of the Final Statement, all undisputed amounts due thereunder. If AIL disputes any amounts set forth in the Final Statement, the Parties shall resolve such disputes as provided herein, and following resolution of such disputes, AIL shall pay Contractor all remaining undisputed amounts, if any, within thirty (30) days after resolution of such disputes. In the event that a purported termination for Cause by AIL under Section
               22.1 is determined by a competent authority not to be properly a termination for Cause, then such termination shall be deemed to be a termination for convenience by AIL under this Section 22.2. For purposes of calculating termination costs relating to outstanding Orders cancelled as a result of termination, the provisions of Section 8.6 apply.


22.3    EFFECT OF TERMINATION FOR CAUSE.


        (a) If AIL terminates this Agreement pursuant to Sections 5.4, 5.5, 6.7, 13.1 or 22.1 hereof, Contractor agrees to license to AIL or, at AIL's election, AIL's designated replacement vendor for Contractor (the "Replacement Vendor") Contractor's Confidential Information, Contractor Background Information, Contractor Foreground Information and the Intellectual Property Rights appurtenant thereto required to develop, produce, modify, operate, market, demonstrate, distribute, sell, operate and maintain the Gateway Terminals (collectively, the "Gateway Terminal IP") and to authorize others to do any of the foregoing. Contractor shall provide such Gateway Terminal IP to AIL or the Replacement Vendor (at AIL's election) and shall license to AIL or the Replacement Vendor the Gateway Terminal IP on a non-exclusive, worldwide, royalty-free and irrevocable basis (as to the Replacement Vendor only, until the Replacement Vendor ceases to produce Gateway Terminals), for use only in the development, production, marketing and sales of Gateway Terminals for the AIL System and otherwise as necessary or appropriate to fulfill Contractor's obligations hereunder as if Contractor had not defaulted hereunder; provided however, that the Parties' agreement on the terms of such license shall not be a condition precedent to, or delay in any way, AIL's right or the right of the Replacement Vendor to use the Gateway Terminal IP to develop, modify, manufacture, produce, distribute, sell, operate and maintain the Gateway Terminals. The scope of the license granted to the Replacement Vendor shall extend only to fulfill Contractor's obligations hereunder as if the Agreement had not been terminated.


        (b) If AIL terminates this Agreement under Section 22.1(a) above, AIL shall be entitled to have the work completed by another party or parties, and Contractor shall be liable to AIL for ***


22.4    TERMINATION/EXPIRATION ASSISTANCE.


        (a) Upon termination of this Agreement pursuant to Section 22.1(a), Contractor shall, upon payment of all undisputed amounts due and payable to Contractor hereunder, turn over to AIL or its designee all pending and ongoing work, together with such license rights and Intellectual Property Rights relating to the work to the extent and in the manner to which AIL would have been entitled under this Agreement had there not been a termination, subject further to Section 22.3(a).


        (b) Commencing (6) months prior to expiration of this Agreement or on such earlier date as AIL may request, but no earlier than twelve
               (12) months prior to the expiration of this Agreement, or commencing upon any notice of termination (in whole or in part) or of non-renewal of this Agreement (including notice based upon default by AIL), and continuing for a period not to exceed two
               (2) years, Contractor shall provide to AIL, or at AIL's request to AIL's designee, reasonable termination/expiration assistance requested by AIL (at AIL's expense except if the termination results from Contractor's default) to allow the provisioning of the Gateway Terminals components thereof to continue without interruption or adverse effect to AIL's operations and business in connection with AIL's System ("Termination/Expiration Assistance"). Termination/Expiration Assistance shall include the following assistance:


               (i) Contractor shall, using its good faith efforts, migrate the support obligations hereunder to a qualified third party designated vendor acceptable to AIL;


               (ii) Contractor shall (to the extent authorized) sublicense to AIL all third party products utilized with the Gateway Terminals subject to the use rights set forth in Section 10.6; provided, however, with respect to non-commercially available third party products utilized with the Gateway Terminals, if any, Contractor shall provide the foregoing sublicense to AIL; and


               (iii) Contractor shall identify for AIL all third party suppliers Contractor utilized to manufacture the Gateway Terminals.

        (c) This Section 22.4 shall survive termination or expiration of this Agreement. For a period of two (2) years following the effective date of termination/expiration under other provisions of this Agreement, Contractor shall provide, at AIL's request, any or all of the Services being performed by Contractor prior to such effective date. To the extent Contractor is to perform Services under Subsection (a) of this Section 22.4, the provisions of this Agreement shall be applicable as such provisions would have been applicable to such Services prior to such effective date, provided the charge therefore shall at Contractor's then current commercial rates. In the event the Agreement is terminated by Contractor for AIL's non-payment in accordance with Section 22.1(b), then Contractor may request that AIL pay for such Services in advance based on a reasonable estimate for such Services as agreed upon by the Parties. Any overages or underages of such pre-payments will be accounted for at the end of the month.


22.5    APPROPRIATE REMEDIES.


        Contractor acknowledges that, in the event it breaches (or attempts or threatens to breach) its obligation to provide Termination/Expiration Assistance as provided in Section 22.4, AIL will be irreparably harmed and AIL will not have an adequate remedy at law. In such a circumstance, AIL may proceed directly to court. If a court of competent jurisdiction should find that Contractor has breached (or attempted or threatened to breach) any such obligations, Contractor agrees that without any additional findings of irreparable injury, inadequate remedy at law or other conditions to injunctive relief, it shall not oppose the entry of an appropriate order compelling performance by Contractor and restraining it from any further breaches (or attempted or threatened breaches).


23.     GENERAL


23.1    BINDING NATURE AND ASSIGNMENT.


        This Agreement shall be binding on the Parties hereto and their respective successors and assigns. Neither Party may, or shall have the power to, assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that the proposed assignee has the resources (financial, technical, personnel, etc.) to perform the assignor's obligations hereunder. Notwithstanding the foregoing, AIL may assign its rights and obligations under this Agreement with the approval of Contractor (which approval shall not be unreasonably withheld or delayed) to an entity which acquires all or substantially all of the assets of AIL or to any subsidiary or Affiliate or successor in a merger or acquisition of AIL. The assigning Party shall remain responsible for its obligations hereunder, unless expressly agreed to in writing by the non-assigning Party.


23.2    CONDITIONAL ASSIGNMENT OF SUBCONTRACTS.


        Notwithstanding the terms of Section 23.1 above and subject to the condition contained in this Section 23.2, Contractor hereby assigns to AIL its rights and obligations under Contractor's subcontracts with the Material Subcontractors. Such assignment shall become effective, if at all, if this Agreement is terminated in accordance with the terms hereof.

23.3    ENTIRE AGREEMENT.


        This Agreement, including any Schedules and Attachments referred to herein and attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement.


23.4    ALIGNMENT OF INTERESTS.


        Contractor agrees that it will in no way take a position adverse to AIL, including with respect to the spectrum assigned and designated for use by AIL, in trade associations, regulatory bodies, the press or otherwise, unless mutually agreed upon by the Parties in advance.


23.5    COMPLIANCE WITH LAWS AND REGULATIONS.


        (a) Each Party shall perform its obligations in a manner that complies with all applicable U.S. federal, state and local laws, regulations, ordinances and codes, including export and foreign controls, the Foreign Corrupt Practices Act, the U.S. Export Administration Act, EPA, OSHA, and foreign import and export laws and regulations, as well as any applicable requirements of the FCC. If either Party is charged with a failure to comply with any of such laws or regulations, the Party charged shall promptly notify the other Party of such charges in writing.


        (b) Each Party agrees that its execution, delivery, and performance of this Agreement shall not constitute (i) a violation of any judgment, order, or decree; (ii) a material default under any material contract by which it or any of its material assets are bound; or (iii) an event that would, with notice or lapse of time, or both, constitute such a default as described in (ii).


        (c) Each Party shall be responsible for, and shall coordinate and oversee compliance with the laws and regulations in respect of items exported or imported hereunder by it. The Parties acknowledge that certain Intellectual Property Rights, including those related to the Software and technical data to be provided hereunder and certain transactions hereunder, may be subject to export controls under the laws and regulations of the United States and other countries. Neither Party shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations.


23.6    NOTICES.


        All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one (1) day after being given for next day delivery to an express, overnight courier with a reliable system for tracking delivery, or (iii) five (5) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

        If to AIL:                               If to Contractor:

               ASTROLINK International LLC             ViaSat, Inc.
               6701 Democracy Boulevard                6651 El Camino Real
               Suite 1000                              Carlsbad, CA 92009
               Bethesda, MD  20817
               Attn:  General Counsel                  Attn: General Counsel
               Facsimile:  (301) 581-4001              Facsimile: (760) 929-3926


        With a copy to:                          With a copy to:

               Shaw Pittman                            ViaSat, Inc.
               2300 N Street, N.W.                     6155 El Camino Real
               Washington, DC  20037-1128              Carlsbad, CA  92009
               Attn:  ***                              Attn: President
               Facsimile: ***                          Facsimile: (760) 929-3926


        A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.


23.7    COUNTERPARTS.


        This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.


23.8    RELATIONSHIP OF PARTIES.


        Contractor, in furnishing Gateway Terminals and Services hereunder, is acting as an independent contractor, and Contractor has the sole right and obligation to supervise, manage, direct, procure, perform or cause to be performed, all work to be performed by Contractor under this Agreement. Contractor is not an agent of AIL and has no authority to represent AIL as to any matters, except as expressly authorized in this Agreement.


23.9    SEVERABILITY.


        In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.


23.10   CONSENTS AND APPROVAL.


        Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.


23.11   WAIVER OF DEFAULT; CUMULATIVE REMEDIES.


        (a) No waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, waiver, or discharge is sought to be enforced. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.


        (b) Except as otherwise expressly provided herein and subject to Sections 10.4(e) and 21.2 above, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.


23.12   SURVIVAL.


        Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement (in whole or in part) shall survive any termination or expiration of this Agreement (in whole or in part, as applicable) and continue in full force and effect, but shall not extend the applicable statute of limitations.


23.13   PUBLIC DISCLOSURES.


        Except as may be required by applicable law or in response to an order of a court of competent jurisdiction or government agency, neither Party nor its subcontractors will issue a press release or other public announcement concerning the subject matter of this Agreement without the prior approval of the other Party, which approval shall not be unreasonably withheld or delayed. Such approval must be provided (or the notice that such approval is withheld must be provided) within five (5) business days after the request of the other Party. In addition, all media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved in writing by both Parties prior to release. Notwithstanding any provision to the contrary contained herein or in the Proprietary Information Agreement by and between the Parties dated December 22, 1998, the Parties agree that if public disclosure of the terms of this Agreement is required by the U.S. Securities and Exchange Commission (the "SEC") to be made, the Party required to make such disclosure shall, prior to making any such disclosure, (i) notify the other Party of such requirement and (ii) request from the SEC confidential treatment of the material provisions of this Agreement in accordance with Rule 406 (or any successor rule or regulation) promulgated under the Securities Act of 1933, as amended, or Rule 24b-2 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended, which request shall be prepared in consultation with the other Party.

23.14   THIRD PARTY BENEFICIARIES.


        Except as specifically provided in this Agreement, this Agreement is entered into solely between, and may be enforced only by, AIL and Contractor. This Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.


23.15   AMENDMENT.


        This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both Parties.


23.16   INCORPORATION BY REFERENCE AND ORDER OF PRECEDENCE


        (a) The Schedules and Attachments attached hereto are hereby incorporated by reference into this Agreement. Subject to Section 23.15, any amendments to Schedules and Attachments, and any other Schedules and Attachments that are agreed upon by the Parties subsequent to the Effective Date, shall likewise be incorporated by reference into this Agreement.


        (b) Any conflict among or between the documents making up this Agreement will be resolved in accordance with the following order of precedence (in descending order of precedence):


               (i)    Change Orders;


               (ii)   This Agreement;


               (iii)  Pricing Schedules;


               (iv)   SOW;


               (v)    The Attachments to the Schedules; and


               (vi)   Orders.


23.17   COVENANT AGAINST PLEDGING.


        Contractor agrees that, without the prior written consent of AIL, it shall not assign, transfer, pledge, hypothecate or otherwise encumber its rights to receive payments from AIL under this Agreement for any reason whatsoever, except as otherwise expressly permitted under Section 23.1.


23.18   SECURITY INTEREST.


        Contractor reserves a purchase money security interest in each Gateway Terminal or component thereof delivered under this Agreement in the amount of the purchase price and in AIL's proceeds from any sale of such product. This security interest will be satisfied by payment in full of the purchase price. A copy of the pertinent provisions of this Agreement may be filed on Contractor's behalf with appropriate state authorities any time after signature by AIL as a financing statement in order to prefect Contractor security interest. AIL agrees to sign upon request any document necessary to perfect Contractor's security interest and cooperate in the filing and protection of same.


23.19   GOVERNING LAW.


        This Agreement and performance under it shall be governed by and construed in accordance with the laws of state of New York without regard to its choice of law principles. The United Nations Convention for Sale of Goods shall not apply to this Agreement or the Orders placed hereunder.


23.20   COVENANT OF GOOD FAITH.


        Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.


23.21   LENDER ASSURANCES.


        Contractor agrees to work cooperatively with AIL in connection with AIL's efforts to obtain financing for the AIL System and the work performed hereunder. Contractor agrees to execute such documents as may be reasonably required by AIL financing parties.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned officers, thereunto, duly authorized, as the Effective Date.





ASTROLINK INTERNATIONAL LLC                          VIASAT, INC.

By:_______________________________          By:_________________________________
Printed:__________________________          Printed:____________________________
Title:____________________________          Title:______________________________
Date: December 28, 2000                     Date: December 28, 2000

                                   SCHEDULE 1


                         MILESTONE AND PAYMENT SCHEDULE


In accordance with Section 5.4, Contractor shall be paid in accordance with the below Milestone and Payment Schedule following Acceptance.


***


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


                                   SCHEDULE 2

                      PURCHASE PRICES FOR GATEWAY TERMINALS

                                       ***



                               [4 pages omitted]



                              ASTROLINK AND VIASAT
                     CONFIDENTIAL AND PROPRIETARY INFORMATION

                                   SCHEDULE 3

                                COUNTRY SCHEDULE


                                       ***


                               [2 pages omitted]



                              ASTROLINK AND VIASAT
                     CONFIDENTIAL AND PROPRIETARY INFORMATION

                                   SCHEDULE 4


                                STATEMENT OF WORK


                                       ***


                               [61 pages omitted]



                              ASTROLINK AND VIASAT
                     CONFIDENTIAL AND PROPRIETARY INFORMATION

                                   SCHEDULE 5


                                ESCROW AGREEMENT


        [TO BE COMPLETED WITHIN NINETY (90) DAYS AFTER THE EFFECTIVE DATE
                 AND ATTACHED IN ACCORDANCE WITH SECTION 10.6]




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



                                   SCHEDULE 6

                            EXTENDED WARRANTY OPTION


Extended Warranty shall be provided in accordance with the Section 11.3(b) of the Agreement. Pricing for this Extended Warranty shall be proposed by Contractor at the CDR.




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



                                   SCHEDULE 7

                               WARRANTY PROCEDURES


This Schedule summarizes Contractor's standard warranty procedures of its commercial VSAT Product, StarWire. As a part of the Product Support Plan set forth in the SOW, Contractor shall tailor this Schedule to reflect AIL's business and in compliance with the SOW.


1.0     PURPOSE

        The Product Support and Service procedure defines the policies, authority, and responsibility for the support of warranty issues, field service, customer observations and responses for improvement of Contractor products.


2.0     SCOPE

        All shipped Contractor systems and products governed by the standard warranty for those products.


3.0     GENERAL POLICIES

        3.1 The Product Support group is the primary contact for all field-related issues.

        3.2 The general warranty policy for Contractor products covers defects in materials and workmanship for one year after shipment.

        3.3 Return Material Authorizations (RMA) are issued from Product Support to process product returns for warranty and out-of-warranty repair, upgrade, and exchanges.

        3.4 All authorized returns are shipped pre-paid to Contractor. Shipping expenses for products returned to the customer are borne by Contractor, unless indicated otherwise by contract.


4.0     GENERAL PROCEDURE

        4.1 The Product Support group receives, logs, and routes customer observations and reports of problems. Reports from this process are distributed to appropriate product groups for disposition.

        4.2 Product Support and the product group relative to the product type and specification investigate customer reports. The results of this investigation are documented and communicated to the Customer.

        4.3 Where applicable, Product Support and/or Product Engineering ensure that corrective action is implemented for the appropriate processes, as required, and the results documented and communicated to the Customer.



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

        4.4 As a benefit of continuous improvement, Product Support shall periodically inform Customers of upgrade, preventive maintenance, and service opportunities for previously shipped products.

        4.5 Customer observations and feedback will be evaluated and the results presented to management and department heads in order to identify both constructive and deficient areas of performance.






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


                                   SCHEDULE 8


                            KEY CONTRACTOR PERSONNEL


[CONTRACTOR TO DESIGNATE INDIVIDUALS FOR POSITIONS BELOW WITHIN THIRTY (30) DAYS
                       OF THE EFFECTIVE DATE OF CONTRACT]


Pursuant to Section 12.5, the following individuals are designated as Key Contractor Personnel:

--------------------------------------------------------------------------------
POSITION                                          NAME
--------------------------------------------------------------------------------

PROGRAM MANAGER
--------------------------------------------------------------------------------

SATELLITE ACCESS EQUIPMENT LEAD ENGINEER
--------------------------------------------------------------------------------

MODEM INTERWORKING UNIT LEAD ENGINEER
--------------------------------------------------------------------------------


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




                                   SCHEDULE 9

                                CONTRACTOR RATES


The rates and guidelines for expenses and travel set forth on this Schedule 9 apply only to those Services identified in the Agreement that refer to Schedule 9.



                                       ***


Notes:


1) The rates set forth above are in effect through the Contract Year 2001. Thereafter, beginning for Contract Year 2002, Contractor may increase the labor rates at the end of each Contract Year at a percentage rate that does not exceed the percentage change from one Contract Year to another of the Bureau of Labor Standards, Table 3, Employment Cost Index for total compensation for Private Industry workers for Industry, Goods Producing, White Collar.


2) As set forth in the Agreement and the SOW, Contractor shall also be reimbursed in accordance with the above in the event that the engineering support ("Support Services") exceeds ***for support of the AIL System.


3) Contractor shall also be reimbursed for actual unburdened expenses related to travel, per diem and other related expenses, without any administrative fee.


4)  No more than eight (8) hours per day may be charged during travel.




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



                                   SCHEDULE 10

                  POST-WARRANTY SUPPORT AND REPAIR OBLIGATIONS


In the event that the Warranty or the Extended Warranty has expired, Contractor will provide the following services and/or support:


* Spares Support and Pricing proposed by Contractor at CDR and mutually agreed by the Parties.


* Telephone Support at varying levels up to the limits described in the Warranty with pricing to be determined for each level on a Contract Year basis. Telephone support must be subscribed to in at least three (3) month increments.


* Factory repair services. Contractor will accept Gateway Terminals field-replaceable units ("FRUs") returned to factory for repair on a current repair price basis. Customer assumes the expense and risk of loss for transportation.


* On-Site Repair and/or Assistance. In accordance with the then current Field Support Rate plus travel, per diem and other expenses.


A Purchase Order (P.O.) is required from the customer if a Gateway Terminal component is returned and is out-of-warranty. The Purchase Order must be received prior to product receipt or customer product returns are held in Receiving until the P.O. is processed.





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


                                   SCHEDULE 11

                         TERMINATION LIABILITY PAYMENTS


        If AIL elects to terminate for its convenience pursuant to Section 22.2 of the Agreement prior to or upon the delivery and payment of the 9 Gateway Terminals in the AIL Purchase Commitment, AIL's termination liability shall be determined in accordance with the table set forth below, less the aggregate amounts paid by AIL hereunder. The following Table sets forth termination points by quarter for each Contract Year. The actual termination liability payment will be the amount shown in the table minus all payments received from AIL.

   ***




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

                                   SCHEDULE 12

                     CERTIFICATION OF THIRD PARTY INSTALLERS


        If requested by AIL, Contractor will perform this certification on a time and materials cost basis using the rates set forth in Schedule 9. The process for certification is as follows:


        - An established ground system integration company which is in the business of performing satellite ground system installations is selected by AIL.


        - Contractor will develop detailed installation and on-site acceptance testing (OSAT) procedures that are suitable for use by third parties.


        - The installer sends all personnel who would be involved in the installation to Contractor's facility to attend a one (1) week training class on the Gateway Terminals. This course will be designed to enable the installer to understand the overall function of the Gateway Terminal and how it interacts with other elements of the Gateway.


        - Contractor will also provide classroom training on the installation and OSAT.


        - The team, under the supervision of Contractor personnel, would install one of the deliverable ***Gateway Terminals at a site to be designated by AIL.


        - If installers pass the written tests associated with the training and successfully install the Gateway Terminal, they will be certified by Contractor.


        - If the installers do not meet the required standards, the Parties will meet and confer to determine a mutually acceptable plan of action to achieve certifications.



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